FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR INFORMATION CONTAINED IN THIS DOCUMENT INDICATED HEREIN EXECUTION VERSION SHARE PURCHASE AGREEMENT by and among: WAL-MART INTERNATIONAL HOLDINGS, INC., a Delaware corporation; THE SHAREHOLDERS OF FLIPKART PRIVATE LIMITED THAT ARE IDENTIFIED ON SCHEDULE I; FORTIS ADVISORS LLC, as the Sellers’ Representative; and, for purposes of Section 10.18 only, WALMART INC., a Delaware corporation Dated as of May 9, 2018

TABLE OF CONTENTS

			Page
1.	Description of Transaction		2
	1.1	Purchase and Sale of Purchased Shares	2
	1.2	Closing	3
	1.3	Escrow Contribution	3
	1.4	Withholding	3
	1.5	Allocation of Consideration	3
	1.6	Further Action	4
	1.7	Effect of Payments	4
2.	Representations and Warranties of Each Seller		4
	2.1	Capacity and Authority	4
	2.2	Non-Contravention and Consents	5
	2.3	Title and Ownership	6
	2.4	Tax Residency and Status	6
	2.5	Compliance with Certain Legal Requirements	8
	2.6	Insolvency	8
	2.7	No Brokers' Fees; Etc.	8
	2.8	Assets	8
	2.9	Confidential Information	9
	2.10	Sellers' Representative	9
3.	Representations and Warranties of Purchaser		9
	3.1	Valid Existence	9
	3.2	Authority and Due Execution	9
	3.3	Non-Contravention	9
	3.4	Litigation	9
	3.5	Financing	10
	3.6	************	10
4.	Certain Covenants of the Sellers		10
	4.1	Notification	10
	4.2	No Negotiation	11
	4.3	Repayment of Insider Receivables	11
	4.4	Sellers' Consideration Spreadsheet	11
	4.5	Confidential Information	11
	4.6	Waivers	13
	4.7	Shareholder Consents	13
	4.8	Restrictions on Transfer	13
	4.9	Withholding Tax Documentation	13
	4.10	Post-Closing Indian Withholding Tax-Related Filings	13
	4.11	Seller Indian Tax Matters	14
	4.12	Series I Warrants	14

Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5. Certain Covenants of the Parties .................................................................................................... 14 5.1 Filings and Consents. ........................................................................................................ 14 5.2 Public Announcements ..................................................................................................... 15 5.3 Reasonable Best Efforts .................................................................................................... 15 6. Conditions Precedent to Obligations of Purchaser ........................................................................ 15 6.1 Accuracy of Representations ............................................................................................ 15 6.2 Performance of Covenants ................................................................................................ 16 6.3 Governmental and Other Consents; Expiration of Notice Periods. .................................. 16 6.4 No Material Adverse Effect .............................................................................................. 16 6.5 Agreements and Documents ............................................................................................. 17 6.6 No Restraints..................................................................................................................... 18 6.7 No Legal Proceedings ....................................................................................................... 19 6.8 Conversion Event .............................................................................................................. 19 6.9 Waivers ............................................................................................................................. 19 6.10 Share Issuance ................................................................................................................... 19 7. Conditions Precedent to Obligation of the Sellers ......................................................................... 20 7.1 Accuracy of Representations ............................................................................................ 20 7.2 Performance of Covenants ................................................................................................ 20 7.3 Agreements and Documents ............................................................................................. 20 7.4 Governmental Approvals .................................................................................................. 20 7.5 No Restraints..................................................................................................................... 20 8. Termination .................................................................................................................................... 21 8.1 Termination Events ........................................................................................................... 21 8.2 Termination Procedures .................................................................................................... 22 8.3 Effect of Termination ........................................................................................................ 22 9. Indemnification .............................................................................................................................. 23 9.1 Survival of Representations, Warranties and Covenants .................................................. 23 9.2 Indemnification ................................................................................................................. 25 9.3 Limitations ........................................................................................................................ 28 9.4 No Contribution ................................................................................................................ 30 9.5 Defense of Third Party Claims ......................................................................................... 30 9.6 Indemnification Claim Procedure ..................................................................................... 31 9.7 Exclusive Remedy ............................................................................................................ 37 9.8 Exercise of Remedies Other Than by Purchaser ............................................................... 37 9.9 Recoveries ......................................................................................................................... 37 10. Miscellaneous Provisions............................................................................................................... 38 10.1 Sellers’ Representative ..................................................................................................... 38 10.2 Further Assurances ........................................................................................................... 41

10.3 No Waiver Relating to Claims for Fraud .......................................................................... 42 10.4 Fees and Expenses. ........................................................................................................... 42 10.5 Attorneys’ Fees ................................................................................................................. 42 10.6 Notices .............................................................................................................................. 42 10.7 Headings ........................................................................................................................... 44 10.8 Counterparts and Exchanges by Electronic Transmission or Facsimile ........................... 44 10.9 Governing Law; Dispute Resolution. ............................................................................... 44 10.10 Successors and Assigns .................................................................................................... 45 10.11 Remedies Cumulative; Specific Performance................................................................... 45 10.12 Waiver ............................................................................................................................... 45 10.13 Waiver of Jury Trial .......................................................................................................... 46 10.14 Amendments ..................................................................................................................... 46 10.15 Severability ....................................................................................................................... 46 10.16 Parties in Interest .............................................................................................................. 46 10.17 Entire Agreement .............................................................................................................. 46 10.18 Performance of Purchaser Obligations ............................................................................. 46 10.19 Construction ...................................................................................................................... 48 10.20 Waiver of Conflict; Attorney-Client Privilege.................................................................. 48 ii

Exhibits and Schedules EXHIBIT A Certain Definitions EXHIBIT B Form of Release Agreement* EXHIBIT C Form of New Shareholders’ Agreement** Schedule I Selling Shareholders* Schedule 4.5(a)(i) Required Specified Seller Filing* Schedule 4.9 Withholding Related Documents and Certifications* Schedule 6.3(b) Required Consents* Schedule 10 Indemnification Procedures for Withholding Tax Indemnity* * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request. **Exhibit C is filed in identical form as part of Exhibit 10.1 to the Walmart Inc. Report on Form 10-Q for the period ended July 31, 2018. iii

SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is being entered into as of May 9, 2018 (the “Agreement Date”), by and among: WAL-MART INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Purchaser”); those shareholders of FLIPKART PRIVATE LIMITED, a company incorporated in Singapore with Company Registration Number 201129903N (the “Company”), that are identified on Schedule I (collectively, the “Sellers” and each, a “Seller”); FORTIS ADVISORS LLC, a Delaware limited liability company (the “Sellers’ Representative”); and, for purposes of Section 10.18 only, WALMART INC., a Delaware Corporation (“Parent”). Certain capitalized terms used in this Agreement are defined in Exhibit A. RECITALS A. Each Seller is the record owner of the Company Shares referred to opposite the name of such Seller under the heading “Company Shares Owned as of Agreement Date” on Schedule I. B. Purchaser desires to purchase from each Seller, and each Seller desires to sell to Purchaser, the Company Shares referred to opposite the name of such Seller in Column D of Schedule I (the sale and purchase of the Purchased Shares pursuant to this Agreement being referred to as the “Secondary Share Purchase”). C. As an inducement for Purchaser to enter into this Agreement and to consummate the Secondary Share Purchase and the other Contemplated Transactions, concurrently with the execution and delivery of this Agreement, the Company is entering into a Share Issuance and Acquisition Agreement with Purchaser and Parent (the “Share Issuance Agreement”), pursuant to which the Company will issue Company Ordinary Shares to Purchaser contemporaneously with the Secondary Share Purchase (the issuance of such shares to Purchaser and the acquisition of such shares by Purchaser pursuant to the Share Issuance Agreement being referred to as the “Share Issuance”). D. On April 18, 2018, the Company initiated a repurchase of Company Shares from certain of its shareholders through selective off-market purchases pursuant to Section 76D of the Companies Act of Singapore, which offer to repurchase expires on May 16, 2018 (the “Repurchase Transactions”). E. As an inducement for Purchaser to enter into this Agreement and to consummate the Secondary Share Purchase and the other Contemplated Transactions: (i) the requisite holders of each series of Company Preference Shares have delivered written consents electing to waive the treatment of the Secondary Share Purchase and the Share Issuance as a Liquidation Event (as such term is defined in the Constitution of the Company) in compliance with the Constitution of the Company (the waiver of such treatment, the “Liquidation Event Waiver”); (ii) the requisite holders of each series of Company Preference Shares have delivered written consents in favor of the conversion of such series of Company Preference Shares into Company Ordinary Shares immediately after the Closing in compliance with the Constitution of the Company (such conversion, the “Conversion Event”); and (iii) Sachin Bansal, Binny Bansal and the Significant Investors (as such term is defined in the Constitution of the Company) have executed and delivered to the Company and Purchaser written waivers of any rights of first refusal or other rights they may have under the Constitution of the Company or the Existing Shareholders’ Agreement in connection with the Secondary Share Purchase (each such waiver, a “ROFR Waiver”). F. As an inducement for Purchaser to enter into this Agreement and to consummate the Secondary Share Purchase and the other Contemplated Transactions, the Company and the requisite holders of Company Shares have executed and delivered to Purchaser agreements terminating the Side

Letter, the Existing Registration Rights Agreement, the Existing Shareholders’ Agreement and each of the Series Deeds effective as of the Closing. G. As an inducement for Purchaser to enter into this Agreement and to consummate the Secondary Share Purchase and the other Contemplated Transactions, each Seller has delivered to Purchaser a duly completed Form E4A and Working Sheet E with respect to the Company Shares referred to opposite the name of such Seller in Column D of Schedule I and each other document prescribed by the Commissioner of Stamp Duties of Singapore for the purpose of assessing the stamp duty payable in connection with the Secondary Share Purchase. AGREEMENT The parties to this Agreement, intending to be legally bound, agree as follows: 1. DESCRIPTION OF TRANSACTION 1.1 Purchase and Sale of Purchased Shares. (a) Purchase of Purchased Shares. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, each Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase from such Seller, the Company Shares referred to opposite the name of such Seller in Column D of Schedule I, free and clear of all Encumbrances (except those imposed under applicable securities laws and the New Shareholders’ Agreement). Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, if (i) any representation or warranty of any Seller contained in this Agreement is inaccurate such that any of the conditions set forth in Section 6.1 would not be satisfied with respect to such Seller as of the time scheduled for the Closing or (ii) any covenant of any Seller contained in this Agreement has been breached such that the condition set forth in Section 6.2 would not be satisfied with respect to such Seller as of the time scheduled for the Closing, then Purchaser shall have the right (which may be exercised at any time prior to the Closing), upon notice to the Sellers’ Representative and such Seller, to decline to purchase the Company Shares referred to opposite the name of such Seller in Column D of Schedule I (such right, the “Exclusion Option”). If Purchaser exercises the Exclusion Option with respect to any Seller, then (without limiting any of the Liabilities of such Seller under Section 8.3): (A) all references in this Agreement to “Purchased Shares” shall be deemed to exclude the Company Shares referred to opposite the name of such Seller in Column D of Schedule I, (B) such Seller shall cease to have any rights under this Agreement and (C) such Seller shall, to the extent specified by Purchaser, cease to be a “Seller” for purposes of this Agreement and such Seller’s obligations under this Agreement (other than obligations under Section 8.3) shall be deemed terminated. (b) Consideration for Purchased Shares. Subject to Sections 1.3, 1.4 and 9, the consideration payable by Purchaser for each Purchased Share shall be an amount in cash equal to the product of: (i) the Price Per Secondary Share; multiplied by (ii) the Conversion Factor with respect to such Purchased Share. A portion of the consideration payable for the Purchased Shares shall be delivered to Citibank, N.A. or another bank or trust company selected by Purchaser with the consent of the Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed) (such bank or trust company, “Escrow Agent”) pursuant to Section 1.3; a portion of the consideration payable for the Purchased Shares shall be delivered to the Sellers’ Representative pursuant to Section 10.1(e); and the remainder of such consideration shall be paid to the Disbursing Agent for further distribution to the Sellers at the Closing. 2

1.2 Closing. The consummation of the Secondary Share Purchase (the “Closing”) shall take place at the offices of Hogan Lovells US LLP, 4085 Campbell Avenue, Suite 100, Menlo Park, California 94025 (or, at Purchaser’s election, by means of a virtual closing through electronic exchange of signatures), at 10:00 a.m. (Central time) on a date to be designated by Purchaser, which shall be no later than the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.5 and 7.3, which are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time or date as Purchaser and the Sellers’ Representative may jointly designate. The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.” 1.3 Escrow Contribution. At or promptly after the Closing, Purchaser shall cause to be delivered to the Escrow Agent in cash as a contribution to the Escrow Fund on behalf of each Seller, an amount equal to such Seller’s Pro Rata Portion of the Escrow Amount. The Escrow Fund: (a) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; (b) except as otherwise provided by any Legal Requirement, shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or other judicial process of any creditor of any Person; and (c) shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. Neither the Escrow Fund (or any portion thereof) nor any beneficial interest therein may be pledged, subjected to any Encumbrance, sold, assigned or transferred by any Seller. The parties hereto agree that Purchaser is the owner of any cash in the Escrow Fund for U.S. Tax purposes, and that all interest on or other taxable income, if any, earned from the investment of such cash pursuant to this Agreement shall be treated for U.S. Tax purposes as earned by Purchaser and that the Escrow Fund shall be treated as an installment obligation for purposes of Section 453 of the Code. 1.4 Withholding. Notwithstanding anything to the contrary contained in this Agreement, Purchaser, Purchaser’s Affiliates, the Escrow Agent and the Disbursing Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amount payable pursuant to this Agreement the amount set forth with respect to such payment on the Sellers’ Tax Withholding Spreadsheet; provided, however, that if (a) any event, condition, fact or circumstance occurs, arises or exists after the Agreement Date that would cause or constitute a breach of or an inaccuracy in any representation or warranty made by any Seller contained in Section 2.4 relating to Tax withholding if such representation or warranty were made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, (b) any representation or warranty of any Seller contained in Section 2.4 relating to Tax withholding is inaccurate as of the time scheduled for the Closing, (c) any Seller breaches any of its covenants or obligations contained in Section 4.9 or (d) Purchaser discovers evidence that any of the documents or certifications delivered by any Seller to Purchaser pursuant to Section 4.9 is inaccurate, then Purchaser, Purchaser’s Affiliates, the Escrow Agent and the Disbursing Agent shall be entitled to deduct and withhold or cause to be deducted and withheld from any amount payable to such Seller pursuant to this Agreement such amount with respect to taxable income of such Seller as Purchaser or any of Purchaser’s Affiliates determines in good faith is required to be deducted or withheld therefrom or in connection therewith under the IT Act or any other applicable Legal Requirement. To the extent any such amount that is so deducted or withheld and remitted to the appropriate Taxing Authority, such remitted amount shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amount would otherwise have been paid. Purchaser shall, or shall cause the Escrow Agent and/or the Disbursing Agent to, deliver a notice, which, to the extent applicable, shall be a Form 16A (TDS Certificate), to the affected Person of the amount so deducted, withheld and remitted. 1.5 Allocation of Consideration. Each Seller hereby acknowledges and agrees that: (a) the payment by or on behalf of Purchaser to the Escrow Agent of such Seller’s Pro Rata Portion of the Escrow Amount, the payment by or on behalf of Purchaser to the Sellers’ Representative of such Seller’s Pro Rata Portion of the Expense Fund Amount and the payment by the Disbursing Agent to such Seller of 3 the amounts identified in the Sellers’ Consideration Spreadsheet as being owed to such Seller pursuant to Section 1.1(b) shall constitute payment in full of all amounts owed by Purchaser pursuant to, and shall fully satisfy and extinguish all obligations and other Liabilities owed to such Seller under, this Agreement; and (b) none of Purchaser, the Company or any of their respective Affiliates shall be responsible or liable for any error made by the Escrow Agent or the Sellers’ Representative or contained in the Sellers’ Consideration Spreadsheet. Each Seller hereby waives any and all rights such Seller might otherwise have to assert a claim or initiate any Legal Proceeding against Purchaser, the Company or any of their respective Affiliates or Representatives in the event of any dispute about how any of the amounts referred to in this Section 1.5 should be, or should have been, allocated or distributed among the various Sellers. 1.6 Further Action. If, at any time after the Closing, any further action (of a type that is routine and customarily provided for or contemplated in connection with transactions similar in nature to the Contemplated Transactions) is necessary to carry out the intent and purposes of this Agreement or any of the Contemplated Transactions or to vest Purchaser with full right, title and possession of and to all Purchased Shares, each Seller shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments, and shall take such further actions, as Purchaser may reasonably request (provided that no such documents or actions shall be deemed to increase the obligations or decrease the rights of the Sellers under this Agreement). 1.7 Effect of Payments. To the extent permitted by applicable Legal Requirements, payments made to Purchaser or any other Indemnitee pursuant to this Agreement (including pursuant to Section 9) shall be treated by all parties as adjustments to the purchase price paid by Purchaser pursuant to this Agreement. 2. REPRESENTATIONS AND WARRANTIES OF EACH SELLER Each Seller, on such Seller’s own behalf and not on behalf of any other Seller, represents and warrants, to and for the benefit of Purchaser and the other Indemnitees (with the understanding and acknowledgement that Purchaser would not have entered into this Agreement without being provided with the representations and warranties set forth in this Section 2 and that Purchaser is relying on these representations and warranties along with the representations and warranties provided in the Share Issuance Agreement, and with the further understanding that Purchaser and the other Indemnitees have indemnification and other rights with respect to breaches of or inaccuracies in these representations and warranties as set forth in this Agreement and in the Share Issuance Agreement), as follows: 2.1 Capacity and Authority. (a) Authority, etc. Such Seller has all requisite power, authority and capacity to enter into this Agreement and each Transaction Document to which such Seller is or will become a party and to consummate the Contemplated Transactions. If such Seller is a natural person, no spousal signature or other Consent is required from any other Person with respect to such Seller in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which he or she is or will become a party. If such Seller is an Entity: (i) such Seller is duly organized and validly existing and in good standing (to the extent that the Legal Requirements of the jurisdiction of its formation recognize the concept of good standing) under the Legal Requirements of the jurisdiction of its formation; and (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Seller is or will become a party, and the consummation of the Contemplated Transactions by such Seller, have been duly authorized by all necessary corporate, partnership or similar Entity governance action on the part of such Seller and its board of directors (or, if such Seller does not have a board of directors, by all necessary action on the part of its manager, general partner or equivalent 4 body), and no other corporate, partnership or similar Entity governance proceedings on the part of such Seller are necessary to authorize the execution, delivery or performance of this Agreement or any such other Transaction Document or the consummation of any of the Contemplated Transactions. (b) Due Execution and Enforceability. This Agreement has been, and each other Transaction Document to which such Seller is or will become a party has been or will be, duly executed and delivered by such Seller and, assuming due execution and delivery by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject only to the Enforceability Exception. (c) Access to Information Concerning the Acquired Companies. Such Seller is familiar with the business, financial condition, operations and prospects of the Acquired Companies and has had full access to and been provided with such information concerning the Acquired Companies as such Seller deems necessary to enable it to make an informed decision concerning the sale of the Purchased Shares being sold by such Seller to Purchaser pursuant to this Agreement. Such Seller has carefully reviewed the terms of the Share Issuance Agreement, including the representations and warranties of the Company contained in the Share Issuance Agreement, and the information contained in the Company Disclosure Schedule. Without limiting the generality of the foregoing, such Seller has carefully reviewed the Information Statement (as such term is defined in the Share Issuance Agreement) made available by the Company to the Sellers. 2.2 Non-Contravention and Consents. (a) Non-Contravention. The execution and delivery of this Agreement and the other Transaction Documents does not, and the consummation of the Secondary Share Purchase and the other Contemplated Transactions and the performance of this Agreement and the other Transaction Documents will not: (i) if such Seller is an Entity, conflict with or violate any of its Charter Documents, or any resolution adopted by its shareholders (or other holders of voting securities or equity interests), board of directors (or other similar body) or any committee of the board of directors (or other similar body) of such Seller; (ii) conflict with or violate any Legal Requirement to which such Seller is subject in any material respect; or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or result in the creation of an Encumbrance on any issued and outstanding Company Shares held by such Seller pursuant to, any Contract to which such Seller is a party or by which it is bound. (b) Contractual Consents. No Consent under any Contract to which such Seller is a party or by which it is bound is required to be obtained from, and such Seller is not and will not be required to give any notice to, any Person in connection with the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the Secondary Share Purchase or any of the other Contemplated Transactions, other than the approval of the Company’s board of directors under the Existing Shareholders’ Agreement (which has been obtained prior to the execution and delivery of this Agreement). For purposes of this Section 2.2(b) and Sections 2.2(c), 5.1(a), 5.1(c), 6.3 and 7.4, a Consent will be deemed “required” to be obtained, a notice will be deemed “required” to be given, and a filing will be deemed “required” to be made if the failure to obtain such Consent, give such notice or make such filing could: (i) result in any Company Share held by such Seller becoming subject to any Encumbrance; (ii) impair, hinder or delay such Seller’s ability to perform any of such Seller’s obligations under this Agreement or any other Transaction Document; or (iii) have an adverse effect on Purchaser or any Acquired Company. (c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained, and no filing (other than the filing by the Specified Seller described in Schedule 4.5(a)(i)) is 5 required to be made with any Governmental Entity, by such Seller in connection with the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the Secondary Share Purchase or any of the other Contemplated Transactions, other than the approval of the Reserve Bank of India (if required) in connection with the contribution by the Identified Sellers of funds to the Escrow Fund pursuant to Section 1.3 and the payment by the Identified Sellers of indemnification claims pursuant to Section 9. (d) Litigation. There is no Legal Proceeding pending, or, to the Knowledge of such Seller, that has been threatened against such Seller: (i) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the entry into, performance of, compliance with or enforcement of any of the obligations of such Seller under this Agreement or any other Transaction Document; (ii) that relates to the ownership or alleged ownership by such Seller of any Company Shares or other securities of the Company; (iii) that relates to any Taxes owed or alleged to be owed by such Seller in connection with the ownership or alleged ownership by such Seller of any Company Shares or other securities of the Company; or (iv) that relates to any right or alleged right of such Seller to receive any consideration as a result of or in connection with the execution, delivery or performance of this Agreement or any other Transaction Document or the consummation of the Secondary Share Purchase or any of the other Contemplated Transactions. 2.3 Title and Ownership. Such Seller: (a) is the record and beneficial owner of all Company Shares referred to opposite the name of such Seller in Column B of Schedule I; (b) has good, valid and marketable title to such Company Shares, free and clear of all Encumbrances (except those imposed under applicable securities laws and the Existing Shareholders’ Agreement); (c) will have, and will convey to Purchaser at the Closing, good, valid and marketable title to the Company Shares referred to opposite the name of such Seller in Column D of Schedule I, free and clear of all Encumbrances (except those imposed under applicable securities laws and the New Shareholders’ Agreement); (d) is not a party to or bound by any option, warrant, purchase right or other Contract (other than this Agreement and the Existing Shareholders’ Agreement) that could require such Seller to sell, transfer or otherwise dispose of any Company Shares; (e) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any Company Shares (other than the Existing Shareholders’ Agreement); and (f) except for Company Shares referred to opposite the name of such Seller in Column B of Schedule I and the Series I Warrants referred to opposite the name of such Seller in Column C of Schedule I, does not own any equity securities of any Acquired Company or any right to acquire any equity securities of any Acquired Company. 2.4 Tax Residency and Status. (a) If such Seller is not a tax resident of India, then: (i) such Seller is not, and will not be, a tax resident of India under Section 6 of the IT Act during the Indian Tax Year in which the Closing occurs; (ii) such Seller has not received any written notice or other communication from any Taxing Authority alleging that such Seller should be classified as having a business connection or a permanent establishment in India; (iii) such Seller’s Company Shares are and have always been held as a “capital asset” and not as “stock in trade;” (iv) if such Seller’s place of effective management, within the meaning of Section 6 of the IT Act (such Seller’s “POEM”), is determinative of such Seller’s tax residency, then such Seller’s POEM is outside of India for the entire Indian Tax Year in which the Closing occurs; and (v) the information, documents and certifications that have been or will be delivered by such Seller to Purchaser pursuant to Section 4.9 will be accurate and complete. (b) If such Seller is not a tax resident of India and claims (or will claim) the benefit of any DTAA with respect to any Tax liability in India on the sale of any Purchased Shares to Purchaser pursuant to this Agreement: (i) such Seller is a tax resident of the country party to such DTAA; (ii) such 6

Seller holds a tax residence certificate issued to it by the relevant Government Entity of such country that covers the period beginning April 1 of the Indian Tax Year in which the Closing occurs and includes the Closing Date and will continue to hold such tax residence certificate covering the TRC Residual Period (or if such tax residence certificate does not cover the entire TRC Residual Period, such Seller will have obtained a new tax residence certificate that covers the entire TRC Residual Period pursuant to, and within the time specified under, Section 4.10); (iii) such Seller qualifies for the exemption from Tax in India under the provisions of such DTAA and under the provisions of the IT Act (including Chapter X-A of the IT Act, to the extent applicable) with respect to the sale of such Purchased Shares to Purchaser; (iv) such Seller is not required to pay any Tax on or in respect of the amounts identified in the Sellers’ Consideration Spreadsheet as owed to such Seller for the Purchased Shares held by such Seller and Purchaser is not required to withhold any Tax with respect to such amounts; (v) all documents, representations and information furnished by such Seller for the purpose of obtaining an opinion from a Big Four Accounting Firm in accordance with Section 4.9 and all documents, representations and information delivered by such Seller to Purchaser pursuant to Section 4.9 will be accurate and complete; (vi) such Seller is and has always been the legal and beneficial owner of the Company Shares held by such Seller and is entitled to and has always exercised all ownership rights in respect of such Company Shares; (vii) the payment of the consideration for the acquisition by such Seller of the Company Shares held by such Seller was made from such Seller’s bank account in the country where such Seller is a tax resident; and (viii) the payment of the amounts identified in the Sellers’ Consideration Spreadsheet as owed to such Seller for the Purchased Shares held by such Seller will be ultimately received by such Seller in the bank account of such Seller in the country where such Seller is a tax resident. (c) If such Seller is not a tax resident of India and is a Small Shareholder, then: (i) during any time during the 12 months prior to the Closing Date, such Seller (individually or together with any of its Associated Enterprises (as such term is defined in Section 92A of the IT Act)) has not held, directly or indirectly: (A) the right of management or control in terms of Explanation 7 to Section 9(1)(i) of the IT Act with respect to any Acquired Company or (B) voting power, share capital or interests exceeding 5% of the total voting power, total share capital or total interests of any Acquired Company, determined in accordance with Explanation 7 to Section 9(1)(i) of the IT Act; (ii) such Seller is not required to pay any Tax under the IT Act on or in respect of any of the amounts identified in the Sellers’ Consideration Spreadsheet as owed to such Seller for the Purchased Shares held by such Seller and Purchaser is not required to withhold any Tax with respect to any of such amounts; (iii) such Seller is not required to pay any Tax under the IT Act on the sale of the Purchased Shares held by such Seller under Explanation 7 to Section 9(1)(i) of the IT Act; and (iv) the documents and certifications that have been or will be delivered by such Seller to Purchaser pursuant to Section 4.9 will be accurate and complete. (d) If such Seller is a tax resident of India, then: (i) such Seller is and will be a tax resident of India under Section 6 of the IT Act for the entire Indian Tax Year in which the Closing occurs and the information, documents and certifications that have been or will be delivered by such Seller to Purchaser pursuant to Section 4.9 will be accurate and complete; (ii) Purchaser is not required to withhold any Tax on or in respect of the amounts identified in the Sellers’ Consideration Spreadsheet as owed to such Seller for the Purchased Shares held by such Seller; and (iii) such Seller is not a foreign company as defined under Section 2(23A) of the IT Act. (e) No Legal Proceeding is pending against, and no Taxing Authority or other Governmental Entity has asserted that any Tax is owed by, such Seller under, or in connection with any failure to comply with, any of the provisions of the IT Act. No event has occurred (including any assertion by any Taxing Authority that any Tax is owed by such Seller), and no condition or circumstance exists, that will or would reasonably be expected to result in the sale to Purchaser of the Purchased Shares sold by such Seller to be declared void or otherwise impeded pursuant to Section 281 of the IT Act. 7

2.5 Compliance with Certain Legal Requirements. Neither such Seller, nor any other Person acting on its behalf, has taken any action that would cause any Acquired Company to be in violation of: (a) any Anti-Corruption Law, including any action in furtherance of a payment, offer, promise to pay, or authorization or ratification of a payment of any gift, money or anything of value to (i) a Government Official or (ii) any Person while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official or other Person, to obtain or retain business or to secure an improper advantage in violation of any Anti-Corruption Law; (b) any applicable anti-money laundering Legal Requirement or anti-money laundering-related government guidance (such Legal Requirements and government guidance being collectively referred to as “AML Laws”), including any AML Law of the Republic of India or any other jurisdiction where the nature of such Acquired Company’s business or operations or the ownership of its assets requires such compliance; (c) any applicable Legal Requirement regulating exports, imports or re-exports to or from any country, including the export or re-export of goods, services or technical data from such country, or imposing trade embargoes or economic sanctions against other countries or Persons (such Legal Requirements being collectively referred to as “Export Controls”). Such Seller is not aware of any investigation (or threatened investigation) of, or request for information from, any Acquired Company by any Governmental Entity regarding a violation or potential violation of any Anti-Corruption Law, AML Law or Export Control. Such Seller has not received notice of and is not otherwise aware of any allegation related to a violation or potential violation of any Anti-Corruption Law, AML Law or Export Control committed by any Acquired Company, and such Seller does not have any information regarding any payment made by any Person in violation of any Anti-Corruption Law, AML Law or Export Control on behalf of or for the benefit of any Acquired Company. No Government Official or Governmental Entity owns or will receive an interest, whether direct or indirect, legal or beneficial, in any Acquired Company or any of its Affiliates or has or will receive any legal or beneficial interest not mandated by applicable Legal Requirements in any payment made to such Seller pursuant to this Agreement (other than distributions of the consideration paid by Purchaser for Purchased Shares pursuant to Section 1.1(b) to Government Officials or Governmental Entities who are limited partners of, or investors in, any Seller that is a venture capital investor, private equity investor or similar professional investor). 2.6 Insolvency. No insolvency proceeding, whether in or out of court, including any proceeding or action leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding-up or striking-off, or any distress, execution or other process levied, has been commenced or, to the Knowledge of such Seller, threatened in writing with respect to such Seller. 2.7 No Brokers’ Fees; Etc.. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Contemplated Transactions for which any Acquired Company is or will be liable based upon arrangements made by or on behalf of such Seller. None of the Acquired Companies has borne or will be required to pay for any Expense of such Seller for the services of outside legal counsel or any financial advisor, investment banker, consultant, accountant or other Person who performed services for or on behalf of, or provided advice to, such Seller or any Representative of such Seller, or who is otherwise entitled to any compensation or payment from such Seller, in connection with or relating to this Agreement or any of the Contemplated Transactions or the process resulting in such transactions. 2.8 Assets. Such Seller does not hold or own, and none of such Seller’s Affiliates holds or owns, any right or other asset that is being used in, or is necessary to, the business of any Acquired Company. For clarity, the foregoing representation is not intended to address the ownership by any Seller or its Affiliates of equity or debt securities of any Entity that provides products or services to the Acquired Companies. 8

2.9 Confidential Information. Such Seller has never disclosed to a Person that is not either an Affiliate of such Seller or an Affiliate of an Acquired Company, or used for personal purposes or any other purpose unrelated to the business of an Acquired Company, any Confidential Information (other than (i) the disclosure of Transaction-Related Confidential Information to its legal, tax, accounting or other professional advisors in connection with its consideration of the Contemplated Transactions (to the extent reasonably necessary for such advisors to perform their paid legal, accounting, tax or financial services for such Seller) who have agreed in writing, for the benefit of the Company and Purchaser, to maintain the confidentiality of such information and not to use such information for any improper purpose, or who are and have always been subject to a professional or ethical duty of confidentiality with respect to such Transaction-Related Confidential Information, (ii) the use of Permitted Residual Information in compliance with Section 4.5 or (iii) after the Agreement Date, any disclosure or use of Confidential Information that is permitted under Section 4.5). 2.10 Sellers’ Representative. The Sellers’ Representative has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and to act for and bind such Seller with respect to all matters relating to this Agreement, all matters relating to each other Transaction Document and all matters relating to the Contemplated Transactions. 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to the Sellers as follows: 3.1 Valid Existence. Purchaser is a corporation validly existing under the laws of Delaware. 3.2 Authority and Due Execution. (a) Authority. Purchaser has all requisite power and authority to enter into this Agreement and any other Transaction Document to which it is a party and to consummate the Contemplated Transactions to which it is a party. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the Contemplated Transactions to which it is a party have been duly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement and such other Transaction Documents by Purchaser or for Purchaser to consummate any of the Contemplated Transactions to which it is a party. (b) Due Execution. This Agreement has been, and, upon execution and delivery by all other parties thereto, each other Transaction Document to which Purchaser is a party will be, duly executed and delivered by Purchaser and constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject only to the Enforceability Exception. 3.3 Non-Contravention. The execution and delivery by Purchaser of this Agreement and each other Transaction Document to which Purchaser is a party does not, and the consummation by Purchaser of the Secondary Share Purchase or the other Contemplated Transactions to which it is a party will not: (a) conflict with or violate Purchaser’s Charter Documents; (b) conflict with or violate any Legal Requirement to which Purchaser is subject; or (c) conflict with or violate any Contract to which Purchaser is a party or by which it is bound. 3.4 Litigation. As of the Agreement Date, there is no Legal Proceeding pending or, to the Knowledge of Purchaser, threatened against Purchaser that challenges, or that will have the effect of 9 preventing, delaying, making illegal or otherwise interfering with, Purchaser’s acquisition of the Purchased Shares. 3.5 Financing. At the Closing, Purchaser will have, or will have access to, sufficient funds to permit Purchaser to consummate the acquisition of the Purchased Shares, including the payment in full of the amounts payable by Purchaser pursuant to Section 1.1(b) at the Closing. 3.6 **********************. In entering into this Agreement, Purchaser ************************************************************************************* ************************************************************************************* ************************************************************************************. 4. CERTAIN COVENANTS OF THE SELLERS 4.1 Notification. (a) Notification by the Sellers. During the Pre-Closing Period, each Seller shall promptly notify Purchaser in writing of: (i) the discovery by such Seller of any event, condition, fact or circumstance that occurred or existed on or before the Agreement Date and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement such that the condition in Section 6.1 would not be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or before the Agreement Date, such that the condition in Section 6.1 would not be satisfied; (iii) the commencement of or, to the Knowledge of such Seller, any threat to commence, any Legal Proceeding that challenges or that, if adversely determined, would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise interfering with the Secondary Share Purchase or any of the other Contemplated Transactions involving such Seller; (iv) any material breach of any covenant or obligation of such Seller such that the condition in Section 6.2 would not be satisfied; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely. No such notification shall be deemed to limit or otherwise affect any of the representations, warranties, covenants or obligations of any Seller contained in this Agreement, including for the purpose of: (1) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement; or (2) determining whether any of the conditions set forth in Section 6 has been satisfied. Any innocent and unintentional failure by a Seller to give notice under clause “(i)” or “(ii)” of this Section 4.1(a) shall not be deemed to be a breach of the covenant contained in clause “(i)” or “(ii)” of this Section 4.1(a), but instead shall constitute only a breach of the underlying representation or warranty made by such Seller in this Agreement. (b) Notification by Purchaser. During the Pre-Closing Period, Purchaser shall promptly notify the Sellers’ Representative in writing of: (i) the discovery by Purchaser of any event, condition, fact or circumstance that occurred or existed on or before the Agreement Date and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by Purchaser in this Agreement such that the condition in Section 7.1 would not be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the Agreement Date and that would cause or constitute a material breach of or an inaccuracy in any representation or warranty made by Purchaser in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended. 10 existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or before the Agreement Date, such that the condition in Section 7.1 would not be satisfied; (iii) the commencement of or, to the Knowledge of Purchaser, any threat to commence, any Legal Proceeding that challenges or that, if adversely determined, would reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise interfering with the Secondary Share Purchase or any of the other Contemplated Transactions involving Purchaser; (iv) any material breach of any covenant or obligation of Purchaser such that the condition in Section 7.2 would not be satisfied; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. No such notification shall be deemed to limit or otherwise affect any of the representations, warranties, covenants or obligations of Purchaser contained in this Agreement, including for the purpose of: (1) determining the accuracy of any of the representations and warranties made by Purchaser in this Agreement; or (2) determining whether any of the conditions set forth in Section 7 has been satisfied. Any innocent and unintentional failure by Purchaser to give notice under clause “(i)” or “(ii)” of this Section 4.1(b) shall not be deemed to be a breach of the covenant contained in clause “(i)” or “(ii)” of this Section 4.1(b), but instead shall constitute only a breach of the underlying representation or warranty made by Purchaser in this Agreement. 4.2 No Negotiation. During the Pre-Closing Period, no Seller shall, and each Seller shall ensure that no Representative of such Seller shall: (a) solicit, knowingly encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Purchaser or its Representatives) relating to or in connection with a possible Acquisition Transaction; or (c) entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction. Each Seller shall promptly (and in any event within 24 hours after receipt thereof) give Purchaser notice orally and in writing of any inquiry, indication of interest, proposal, offer or request for non-public information relating to a possible Acquisition Transaction that is received by such Seller or any Representative of such Seller during the Pre-Closing Period. Such notice shall include (i) the identity of the Person making or submitting such inquiry, indication of interest, proposal, offer or request, and the terms and conditions thereof, and (ii) an accurate and complete copy of (A) all written materials provided in connection with such inquiry, indication of interest, proposal, offer or request and (B) a summary of all oral communications provided in connection with such inquiry, indication of interest, proposal, offer or request (except, in the case of clause (ii), to the extent any of such information is prohibited from being disclosed to Purchaser under the terms of a confidentiality or non-disclosure agreement with such Person that is then in effect and binding on such Seller and was already in place as of the Agreement Date, in which case such notice will disclose the existence of such expression of interest, inquiry, proposal or offer and any of such information with respect thereto that is not expressly prohibited from being disclosed by the terms of such agreement). 4.3 Repayment of Insider Receivables. Before the Closing, each Seller shall cause to be paid in full to the applicable Acquired Company any Insider Receivable constituting any amount owed by such Seller or any of its Affiliates. 4.4 Sellers’ Consideration Spreadsheet. At least three Business Days before the Closing Date, the Sellers shall cause the Sellers’ Representative to deliver or cause to be delivered to Purchaser an estimated Sellers’ Consideration Spreadsheet setting forth the information required by Section 6.5(c). Nothing in this Section 4.4 shall limit any rights of any Indemnitee set forth in Section 9. 4.5 Confidential Information. 11

(a) Confidentiality. Each Seller will keep confidential, and will ensure that each of such Seller’s Affiliates and Representatives will keep confidential at all times after the Agreement Date (including after the Closing) all Confidential Information, except that: (i) such Seller may disclose Confidential Information to the extent such information is required to be disclosed by Legal Requirements or judicial process, after prior consultation with Purchaser so that Purchaser or any of its Affiliates may seek an appropriate protective order and/or waive compliance with this Agreement (and, if Purchaser or any of its Affiliates seeks a protective order, such Seller shall cooperate with Purchaser and Purchaser’s Affiliates as Purchaser or any of its Affiliates shall reasonably request); provided, however, that the Specified Seller will not be required to consult with Purchaser before making the filing described in Schedule 4.5(a)(i); (ii) such Seller may disclose Confidential Information to the extent such information is or has been made generally available to the public, other than through improper disclosure by any Person; (iii) such Seller may disclose Confidential Information on a need to know basis to (A) the arbitrator or court in any arbitration or litigation proceeding in which such Seller is seeking to enforce its rights, or defending any claim, under this Agreement to the extent disclosure of such Confidential Information is reasonably required for the enforcement of such rights or such defense and (B) any legal or other advisor to, or expert witness retained by, such Seller in any such arbitration or litigation proceeding who agrees in writing, for the benefit of the Company and Purchaser, to maintain the confidentiality of such information and not to use such information for any improper purpose or who is and has always been subject to a professional or ethical duty of confidentiality with respect to such Confidential Information; provided, however, that, in the case of clause “(A)” above, such Seller shall use commercially reasonable efforts to seek from such arbitrator or court a protective order or other confidential treatment of such Confidential Information; (iv) such Seller may disclose Transaction-Related Confidential Information on a need to know basis to such Seller’s (or any of its Affiliates’) legal, accounting, tax or financial advisors to the extent reasonably necessary for any such advisor to perform its paid legal, accounting, tax or financial services for such Seller (or such Affiliate) who agree in writing, for the benefit of the Company and Purchaser, to maintain the confidentiality of such information and not to use such information for any improper purpose or who are and have always been subject to a professional or ethical duty of confidentiality with respect to such Transaction- Related Confidential Information; (v) such Seller may disclose Transaction-Related Confidential Information as required by IFRS or other generally accepted accounting standards or applicable Legal Requirements as part of such Seller’s or any of its Affiliates’ financial statements or Tax Returns; (vi) if such Seller is a venture capital or private equity investor or the Specified Seller, such Seller may disclose Transaction-Related Confidential Information on a controlled basis to its current and prospective shareholders, members or partners in accordance with its partnership (or similar governance or investment) agreements or customary fund management or investment management practices that are commercially reasonable and designed to ensure the confidentiality of such information; and 12

(vii) the Specified Seller may disclose Transaction-Related Confidential Information on “earnings calls” that are accessible to the public. Notwithstanding the foregoing, none of the following shall be deemed to be “Confidential Information” with respect to any Seller: (A) any information that becomes available to such Seller on a non- confidential basis from a source other than an Acquired Company, Purchaser or any of its Affiliates, provided that such source was not then known to such Seller to be bound by any contractual or other obligation of confidentiality to any Acquired Company with respect to such information; and (B) any information that was already in the possession of such Seller prior to the time it was first made available to such Seller by any Acquired Company, Purchaser or any of its Affiliates, provided that the source of such information was not known to such Seller (at the time of disclosure of such information to such Seller) to be bound by any contractual or other obligation of confidentiality to any Acquired Company with respect to such information. (b) Non-use. Each Seller undertakes to Purchaser that at all times after the Agreement Date (including after the Closing) such Seller will not use, and will ensure that each of such Seller’s Affiliates and their respective Representatives does not use, any Confidential Information for any improper purpose (for clarity, this Section 4.5(b) will not prohibit such Seller from using Permitted Residual Information for any purpose related to its business). 4.6 Waivers. Each Seller hereby waives: (a) any rights to claim that any of the Contemplated Transactions does not conform to the requirements or other provisions of any shareholders’ agreement (including the Existing Shareholders’ Agreement) or the Charter Documents of the Company; (b) any rights of pre-emption, rights of first refusal, rights of approval or other similar rights or restrictions that relate to the Secondary Share Purchase or the Share Issuance, whether arising under any Contract, Legal Requirement, the Charter Documents of any Acquired Company or otherwise; (c) any conflicts of interest that any director or officer of any Acquired Company or any other Seller may have as a result of his, her or its relationship with an Acquired Company or his, her or its interest in any of the Contemplated Transactions; and (d) effective as of the Closing, any and all rights over any of the Purchased Shares conferred upon such Seller by the Charter Documents of the Company, the Existing Shareholders’ Agreement or otherwise. 4.7 Shareholder Consents. Each Seller hereby agrees that all Consents of such Seller (if any) that are required to approve a new Shareholders’ Agreement in substantially the form of Exhibit C (the “New Shareholders’ Agreement”) and authorize each of the other Contemplated Transactions are hereby deemed provided. 4.8 Restrictions on Transfer. During the Pre-Closing Period, no Seller shall sell, transfer, encumber or otherwise permit to become subject to any Encumbrance any Company Share, other than as contemplated in Section 1.1. 4.9 Withholding Tax Documentation. No later than 30 Business Days prior to the Closing Date, each Seller shall deliver to Purchaser all documentation and certifications required under any Legal Requirement with respect to the withholding or deduction of Taxes from any amount paid or payable to such Seller in connection with the Secondary Share Purchase or any of the other Contemplated Transactions in form and substance reasonably satisfactory to Purchaser, including the documents and certifications identified in Schedule 4.9. 4.10 Post-Closing Indian Withholding Tax-Related Filings. If Purchaser reasonably believes that any Acquired Company is required to report, file or maintain any information or document in India after the Closing in connection with the Secondary Share Purchase (including under Section 13

285A of the IT Act and the Rule 114DB of the (Indian) Income Tax Rules, 1962), each Seller shall provide Purchaser, the Company and their respective Affiliates with such cooperation and assistance, including providing information and documents, as may be reasonably requested by Purchaser. To the extent that the tax residence certificate furnished by such Seller pursuant to Section 4.9 does not cover the period between the Closing Date and the end of the Indian Tax Year in which the Closing occurs (the “TRC Residual Period”), such Seller shall obtain a tax residence certificate from the relevant Governmental Entity of the jurisdiction under whose DTAA with India such Seller claims Tax benefits for the TRC Residual Period and shall furnish such tax residence certificate to Purchaser no later than 45 days after the end of the Indian Tax Year in which the Closing occurs. 4.11 Seller Indian Tax Matters. Each Seller shall ensure that the representations and warranties of such Seller in Section 2.4 continue to be accurate for the entire Indian Tax Year in which the Closing occurs. 4.12 Series I Warrants. Each Seller shall be deemed to have exercised, immediately before the Closing, all Series I Warrants (if any) held by such Seller. 5. CERTAIN COVENANTS OF THE PARTIES 5.1 Filings and Consents. (a) Filings. Each party shall use its reasonable best efforts to file, as soon as practicable after the Agreement Date, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Secondary Share Purchase and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Entity. (b) Notification. Each Seller shall promptly notify Purchaser upon the receipt by such Seller or any Representative of such Seller of: (i) any communication from any official of any Governmental Entity relating to any filing made in connection with any of the Contemplated Transactions; (ii) knowledge of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to any of the Contemplated Transactions (and shall keep Purchaser informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any Governmental Entity for any amendment or supplement to any filing made in connection with any of the Contemplated Transactions or any information required to comply with any Legal Requirement applicable to any of the Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.1(a), the applicable Seller shall (promptly upon such Seller or any Representative of such Seller becoming aware of the occurrence of such event) inform Purchaser of the occurrence of such event and cooperate with Purchaser in filing with the applicable Governmental Entity such amendment or supplement. Purchaser shall promptly notify the Sellers’ Representative upon becoming aware of the commencement of any Legal Proceeding against Purchaser relating to the approval by any Governmental Entity of the Secondary Share Purchase (and shall keep the Sellers’ Representative reasonably informed as to the status of any such Legal Proceeding). (c) Efforts. Subject to Section 5.1(d), Purchaser and each Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Secondary Share Purchase and make effective the other Contemplated Transactions on a timely basis. Without limiting the generality of the foregoing, but subject to Section 5.1(d), each party to this Agreement shall: (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Secondary Share Purchase and the other Contemplated Transactions; (ii) use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any 14 applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Secondary Share Purchase or any of the other Contemplated Transactions; and (iii) use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Secondary Share Purchase or any of the other Contemplated Transactions. (d) Limitations. Notwithstanding anything to the contrary contained in Section 5.1(c) or elsewhere in this Agreement, neither Purchaser nor any Affiliate of Purchaser shall have any obligation under this Agreement: (i) to hold separate, divest, sell, license, discontinue or otherwise dispose of or agree to hold separate, divest, sell, license, discontinue or otherwise dispose of (or cause any of its Subsidiaries or any Acquired Company to hold separate, divest, sell, license, discontinue or otherwise dispose of or agree to hold separate, divest, sell, license, discontinue or otherwise dispose of) any of its businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or any Acquired Company to take or agree to take) any other action or to agree (or cause any of its Subsidiaries or any Acquired Company to agree) to any behavioral remedy with respect to, or any limitation or restriction on, any of its businesses, product lines or assets, other than actions referred to in this clause “(i)” that: (A) are necessary to satisfy the conditions set forth in Sections 6.3(a) and 7.4; and (B) individually or in the aggregate, would reasonably be expected to have only an immaterial impact on the anticipated benefits of the Contemplated Transactions to Purchaser; (ii) to amend or modify any of Purchaser’s or any of its Affiliates’ rights under any Transaction Document or to prohibit or limit the exercise by Purchaser of any right with respect to any of the Purchased Shares or any other Company Shares; or (iii) to commence or contest any Legal Proceeding relating to the approval by any Governmental Entity of the Share Issuance, the Secondary Share Purchase or any of the other Contemplated Transactions. 5.2 Public Announcements. From and after the Agreement Date, no Seller shall (and each Seller shall ensure that none of such Seller’s Affiliates or Representatives shall) issue or make any press release or public statement regarding this Agreement, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions, without Purchaser’s prior written consent (except that the Specified Seller may make public statements regarding this Agreement in compliance with Section 4.5(a)(v) and Section 4.5(a)(vii)). Except as required by applicable Legal Requirements, from and after the Agreement Date, each of the Sellers and Purchaser agree to refrain from issuing or making any press release or public statement (other than any statement in any public action, public suit or other public legal proceeding arising out of this Agreement) with respect to any dispute under or relating to this Agreement, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions. 5.3 Reasonable Best Efforts. Before the Closing: (a) each Seller shall use such Seller’s reasonable best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis; and (b) subject to Section 5.1(d), Purchaser shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis. 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to acquire the Purchased Shares and otherwise cause the Contemplated Transactions to be consummated are subject to the satisfaction (or waiver by Purchaser), at or before the Closing, of each of the following conditions: 6.1 Accuracy of Representations. (a) The Designated Personal Representations of each Seller shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date. 15

(b) The Personal Representations (other than the Designated Personal Representations) of each Seller shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date or as of a specific earlier date, all materiality and similar qualifications limiting the scope of such Personal Representations shall be disregarded. 6.2 Performance of Covenants. The covenants and obligations that each Seller is required to comply with or to perform at or before the Closing under this Agreement and the other Transaction Documents shall have been complied with and performed in all material respects. 6.3 Governmental and Other Consents; Expiration of Notice Periods. (a) Governmental Consents. All filings with the CCI required to be made in connection with the Secondary Share Purchase, the Share Issuance and the other Contemplated Transactions shall have been made and CCI Approval shall have been obtained and shall be in full force and effect without the imposition of any Burdensome Condition; and any other Legal Requirement preventing, prohibiting or otherwise restraining, in whole or in part, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions shall have expired or been terminated without the imposition of any Burdensome Condition and any waiting period under any applicable antitrust or competition law, regulation or other Legal Requirement in India shall have expired or been terminated without the imposition of any Burdensome Condition. For purposes of this Section 6.3(a) and Section 7.4, “CCI Approval” means the receipt of an approval letter under sub-regulation (5) of Regulation 28 of the CCI Regulations with respect to the Secondary Share Purchase and the Share Issuance. (b) Other Consents. All Consents identified in Schedule 6.3(b) shall have been obtained and shall be in full force and effect. (c) No Restraint on Business. No action shall have been taken by any Governmental Entity of competent jurisdiction, and no Legal Requirement or Order (whether temporary, preliminary or permanent) shall have been enacted, adopted or issued by any Governmental Entity of competent jurisdiction, in connection with any of the Contemplated Transactions that has the effect of limiting or restricting the conduct or operation of the business of the Company, any other Acquired Company or any their respective Affiliates following the Closing or that has the effect of limiting or restricting the conduct or operation of the business of Purchaser as owner of the Purchased Shares or any other Company Shares following the Closing, other than limitations or restrictions that (i) individually or in the aggregate, would reasonably be expected to have only an immaterial impact on the anticipated benefits of the Contemplated Transactions to Purchaser or (ii) resulted from the failure of Purchaser to comply with or perform the covenants and obligations of Purchaser set forth in Section 5.1(c) (as qualified by Section 5.1(d)). 6.4 No Material Adverse Effect. (a) There shall not have occurred any Material Adverse Effect since the Agreement Date that is continuing. (b) There shall not have occurred any Seller Material Adverse Effect since the Agreement Date that is continuing. 16

6.5 Agreements and Documents. Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect: (a) original share certificates representing all Purchased Shares (or evidence of cancellation thereof or an affidavit regarding missing stock certificates) and instruments of transfer for all Purchased Shares properly executed in favor of Purchaser (or any other Person that Purchaser nominates); (b) the shareholder register (i) reflecting the conversion of all Company Preference Shares into Company Ordinary Shares upon the Closing pursuant to the Conversion Event and reflecting the Secondary Share Purchase by Purchaser and (ii) showing that Purchaser owns all of the Purchased Shares and there are no Encumbrances on such shares; (c) a spreadsheet containing the following information (such spreadsheet, the “Sellers’ Consideration Spreadsheet”): (i) (A) the aggregate amount of all Company Transaction Expenses, together with a detailed breakdown thereof specifying for each such Company Transaction Expense the dollar amount thereof (determined using the Specified Exchange Rate, as applicable) and whether it has already been paid or remains to be paid, (B) the Deductible Company Transaction Expense Amount, (C) the Closing Debt Amount, (D) the Transaction Bonus Amount, (E) the Deductible Transaction Bonus Amount, (F) the Specified Warrant Cancelation Payment Amount, (G) the Fully Diluted Share Number, (H) the Price Per Secondary Share, (I) the Purchaser Secondary Ownership Percentage, (J) the Apportioned Litigation Reserve Amount, (K) the Aggregate Repurchase Price, (L) the Secondary Specified Fraction and (M) the Secondary Allocation Gross-Up Factor; (ii) with respect to each Seller: (A) the name and address of record of such Seller, including email address, if available; (B) the number of Purchased Shares held by such Seller (on a certificate by certificate basis); (C) the aggregate consideration payable to such Seller pursuant to Section 1.1(b) with respect to such Purchased Shares before the deduction of any amount pursuant to Section 1.3; (D) (1) the amount to be delivered to the Escrow Agent for deposit into the Escrow Fund by Purchaser with respect to the Purchased Shares held by such Seller pursuant to Section 1.3; and (2) the amount to be delivered to the Sellers’ Representative for deposit into the Expense Fund by or on behalf of Purchaser with respect to such Seller’s Purchased Shares pursuant to Section 10.1(e); (E) whether (and the amount of) any Taxes are to be withheld in accordance with Section 1.4 from the consideration that such Seller is entitled to receive pursuant to Section 1.1(b) (including from the amount to be contributed to the Escrow Fund or to be deposited into the Expense Fund with respect to the Purchased Shares held by such Seller) (this clause “(E)” of the Sellers’ Consideration Spreadsheet being referred to as the “Sellers’ Tax Withholding Spreadsheet”); 17

(F) the amount of such Seller’s portion of the Singapore Stamp Duty that is required to be reimbursed pursuant to Section 10.4(a); (G) the net cash amount to be paid to such Seller (after deduction of the amounts referred to in clauses “(D),” “(E)” and “(F)” above); (H) such Seller’s Pro Rata Portion; and (iii) a funds flow spreadsheet, in form and substance reasonably satisfactory to Purchaser, showing: (A) the aggregate amount to be delivered by Purchaser to the Disbursing Agent; (B) the amounts to be distributed by the Disbursing Agent to the Sellers in accordance with Section 1.1(b); (C) the amount to be distributed by the Disbursing Agent to the Escrow Agent in accordance with Section 1.3; (D) the amount to be distributed by the Disbursing Agent to the Sellers’ Representative in accordance with Section 10.1(e); and (E) wire transfer instructions for each payment to be made by the Disbursing Agent reflected therein; (d) reasonable documentation in support of the calculation of the amounts set forth in the Sellers’ Consideration Spreadsheet; (e) a certified copy of resolutions of the board of directors (or equivalent) of each Seller that is an Entity authorizing each of the Contemplated Transactions to which such Seller is a party or for which such Seller’s Consent is required; (f) release agreements, in the form of Exhibit B, duly executed by each Seller; (g) certified copies of: (i) the resolutions adopted by the Company’s board of directors (A) approving for registration the transfers of the Purchased Shares (subject only to the transfers being duly stamped by Purchaser) and (B) approving the issue of a new share certificate to Purchaser recording Purchaser as the holder of the Company Ordinary Shares held by Purchaser immediately after the Closing and the entry of the name of Purchaser into the electronic register of members of the Company maintained by Accounting and Corporate Regulatory Authority of Singapore; and (ii) the resolutions adopted by the shareholders of the Company approving the Conversion Event, the Liquidation Event Waiver, the Share Issuance and the other Contemplated Transactions; (h) evidence reasonably satisfactory to Purchaser that all outstanding Insider Receivables owed by the Sellers and their Affiliates have been paid in full; (i) the New Shareholders’ Agreement, duly executed by each holder of Company Shares that will be a shareholder of the Company immediately after the Closing; (j) the information and documents identified in Schedule 4.9, in form and substance reasonably satisfactory to Purchaser, from each Seller; and (k) all documentation required by the Disbursing Agent with respect to any payments to be made by the Disbursing Agent. 6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding, in whole or in part, the consummation of the Secondary Share Purchase or the Share Issuance shall have been issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Secondary Share Purchase or the Share Issuance 18

by any Governmental Entity of competent jurisdiction that makes consummation of the Secondary Share Purchase or the Share Issuance illegal, in whole or in part. 6.7 No Legal Proceedings. No Governmental Entity shall have commenced any Legal Proceeding that remains pending, or shall have threatened to commence any Legal Proceeding, and no current, former or alleged shareholder of any Acquired Company or Affiliate (other than any portfolio company of such shareholder where such shareholder does not own a majority of equity voting power and does not have the right to appoint a majority of the board of directors or other governing body in or of such portfolio company) of any current, former or alleged shareholder of any Acquired Company shall have commenced any Legal Proceeding that remains pending: (a) challenging, in whole or in part, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions; (b) seeking recovery of a material amount of damages in connection with the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions; (c) seeking to prohibit or limit the exercise by Purchaser of any right with respect to any Purchased Shares or any other Company Shares; (d) that may have the effect of preventing, delaying, making illegal or otherwise interfering with, in whole or in part, the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions; (e) seeking to compel any Acquired Company, Purchaser or any Affiliate of Purchaser to dispose of or hold separate any material assets as a result of the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions; or (f) that may result in the imposition of criminal liability on Purchaser, any Affiliate of Purchaser or any Acquired Company or any officer or director of Purchaser, any Affiliate of Purchaser or any Acquired Company in connection with the Secondary Share Purchase, the Share Issuance or any of the other Contemplated Transactions. 6.8 Conversion Event. The Conversion Event shall (subject only to the consummation of the Closing) become effective, and all issued and outstanding Company Preference Shares shall be converted into Company Ordinary Shares in compliance with the Constitution of the Company, immediately after the Closing. 6.9 Waivers. The Liquidation Event Waiver and the ROFR Waivers shall be in full force and effect and no shareholder of the Company shall have commenced a Legal Proceeding challenging or attempting to revoke the Liquidation Event Waiver or any ROFR Waiver. 6.10 Share Issuance. Each of the conditions set forth in Section 6 and Section 7 of the Share Issuance Agreement shall have been satisfied or waived in writing and the Share Issuance shall be consummated contemporaneously with the Secondary Share Purchase at the Closing. Notwithstanding the foregoing, if any of the conditions set forth in Section 6.1, Section 6.2, Section 6.4(b), Section 6.5(a), Section 6.5(e), Section 6.5(f), Section 6.5(h), Section 6.5(j) or Section 6.5(k) is not satisfied with respect to any Seller as of the time scheduled for the Closing (and Purchaser is unwilling to waive such condition), then Purchaser shall be required to exercise the Exclusion Option with respect to such Seller and exclude from the Purchased Shares the Company Shares referred to opposite the name of such Seller in Column D of Schedule I; provided, however, that in no event shall Purchaser be required to exercise the Exclusion Option with respect to any Seller if, after giving effect to all exercises of the Exclusion Option by Purchaser, the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), together with the Issued Shares, would represent less than 51% of the total number of Company Shares outstanding immediately after the Closing (after giving effect to the Conversion Event and the Share Issuance). 19

7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS The obligation of the Sellers to sell the Purchased Shares and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver), at or before the Closing, of the following conditions: 7.1 Accuracy of Representations. The representations and warranties made by Purchaser in this Agreement shall be accurate as of the Closing Date as if made on and as of the Closing Date, except where the failure of the representations and warranties of Purchaser to be accurate would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the acquisition of the Purchased Shares. 7.2 Performance of Covenants. The covenants and obligations that Purchaser is required to comply with or to perform at or before the Closing under this Agreement shall have been complied with and performed in all material respects, except where the failure to comply with or to perform such covenants or obligations would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the acquisition of the Purchased Shares. 7.3 Agreements and Documents. The Company shall have received a certificate duly executed on behalf of Purchaser by an officer of Purchaser and containing the representation and warranty of Purchaser that the conditions set forth in Sections 7.1 and 7.2 have been satisfied. 7.4 Governmental Approvals. All filings with the CCI required to be made by Purchaser in connection with the Secondary Share Purchase shall have been made and CCI Approval shall have been obtained and shall be in full force and effect, and any waiting period (and extensions thereof) applicable to the Secondary Share Purchase under any applicable antitrust or competition law, regulation or other Legal Requirement in India shall have expired or been terminated. 7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Secondary Share Purchase by a Seller shall have been issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Secondary Share Purchase by any Governmental Entity of competent jurisdiction, that makes consummation of the Secondary Share Purchase by such Seller illegal and remains in effect, except for any Order or Legal Requirement (a) that would not reasonably be expected to give rise to the imposition of criminal sanctions or criminal liability on such Seller if the Secondary Share Purchase were consummated or (b) that resulted from (i) any action or failure to act on the part of such Seller, or any other circumstance, that constitutes or gave rise to an inaccuracy in or breach of any Personal Representation of such Seller or (ii) any failure on the part of such Seller to comply with or perform any covenant or obligation of such Seller set forth in this Agreement or any other Transaction Document. For clarity: (A) only the Seller subject to an Order or Legal Requirement described in the immediately preceding sentence may invoke the condition set forth in this Section 7.5; and (B) if such Seller validly invokes the condition set forth in this Section 7.5, then Purchaser shall be required to exercise the Exclusion Option with respect to such Seller and exclude from the Purchased Shares the Company Shares referred to opposite the name of such Seller in Column D of Schedule I; provided, however, that in no event shall Purchaser be required to exercise the Exclusion Option with respect to such Seller if, after giving effect to all exercises of the Exclusion Option by Purchaser, the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), together with the Issued Shares, would represent less than 51% of the total number of Company Shares outstanding immediately after the Closing (after giving effect to the Conversion Event and the Share Issuance). 20

8. TERMINATION 8.1 Termination Events. This Agreement may be terminated before the Closing: (a) by the mutual written consent of Purchaser and the Sellers’ Representative; (b) by Purchaser if the Closing has not taken place on or before 5:00 p.m. (Central time) on the date that is 10 months after the Agreement Date (the “End Date”) and any condition set forth in Section 6 has not been satisfied or waived as of the time of termination (other than as a result of any failure on the part of Purchaser to comply with or perform any covenant or obligation of Purchaser set forth in this Agreement or in the Share Issuance Agreement); (c) by the Sellers’ Representative if the Closing has not taken place on or before 5:00 p.m. (Central time) on the End Date and any condition set forth in Section 7 has not been satisfied or waived as of the time of termination (other than as a result of any failure on the part of any Seller to comply with or perform any covenant or obligation set forth in this Agreement or any other Transaction Document); (d) by Purchaser if: (i) (A) a court of competent jurisdiction or other Governmental Entity in India, Singapore or the United States shall have issued a final and nonappealable Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Secondary Share Purchase or the Share Issuance, in whole or in part, or (B) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Secondary Share Purchase or the Share Issuance by any Governmental Entity in India, Singapore or the United States that would make consummation of the Secondary Share Purchase or the Share Issuance illegal, in whole or in part; and (ii) the failure to comply with such Order or Legal Requirement, or the effect of such other action, would reasonably be expected to give rise to the imposition of criminal sanctions or criminal liability on Purchaser or any of Purchaser’s officers, directors or Affiliates; (e) by the Sellers’ Representative if: (i) (A) a court of competent jurisdiction or other Governmental Entity in India, Singapore or the United States shall have issued a final and nonappealable Order binding on all Sellers or shall have taken any other action binding on all Sellers having the effect of permanently restraining, enjoining or otherwise prohibiting the Secondary Share Purchase, or (B) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Secondary Share Purchase by any Governmental Entity in India, Singapore or the United States that would make consummation of the Secondary Share Purchase illegal; and (ii) the failure to comply with such Order or Legal Requirement, or the effect of such other action, would reasonably be expected to give rise to the imposition of criminal sanctions or criminal liability on the Sellers or any of the Sellers’ officers or directors; (f) by Purchaser if: (i) any Personal Representations of any Sellers that constitute Required Sellers shall be inaccurate as of the Agreement Date, or shall have become inaccurate as of a date subsequent to the Agreement Date, such that any of the conditions set forth in Section 6.1 would not be satisfied with respect to such Sellers (and there are not remaining Sellers who satisfy such conditions and can themselves constitute the Required Sellers); or (ii) any covenants of any Sellers that constitute Required Sellers contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied with respect to such Sellers (and there are not remaining Sellers who satisfy such condition and can themselves constitute the Required Sellers); provided, however, that if an inaccuracy in any of the representations and warranties of any such Seller as of the Agreement Date or a date subsequent to the Agreement Date or a breach of a covenant by any such Seller is curable by such Seller through the use of reasonable efforts within 30 days after Purchaser notifies such Seller in writing 21 of the existence of such inaccuracy or breach (the “Seller Cure Period”), then Purchaser may not terminate this Agreement under this Section 8.1(f) as a result of such inaccuracy or breach before the expiration of the Seller Cure Period, provided such Seller continues to exercise reasonable efforts to cure such inaccuracy or breach during the Seller Cure Period (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 8.1(f) with respect to any such inaccuracy or breach if such inaccuracy or breach is cured before the expiration of the Seller Cure Period); (g) by the Sellers’ Representative if: (i) any of Purchaser’s representations and warranties contained in this Agreement shall be inaccurate as of the Agreement Date, or shall have become inaccurate as of a date subsequent to the Agreement Date, such that any of the conditions set forth in Section 7.1 would not be satisfied; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations and warranties as of the Agreement Date or a date subsequent to the Agreement Date or a breach of a covenant by Purchaser is curable by Purchaser through the use of reasonable efforts within 30 days after the Sellers’ Representative notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Sellers’ Representative may not terminate this Agreement under this Section 8.1(g) as a result of such inaccuracy or breach before the expiration of the Purchaser Cure Period, provided Purchaser continues to exercise reasonable efforts to cure such inaccuracy or breach during the Purchaser Cure Period (it being understood that the Sellers’ Representative may not terminate this Agreement pursuant to this Section 8.1(g) with respect to such inaccuracy or breach if such inaccuracy or breach is cured before the expiration of the Purchaser Cure Period); and (h) by Purchaser if the Share Issuance Agreement has been terminated. Notwithstanding the foregoing, prior to invoking the condition in Section 6.6 or terminating this Agreement pursuant to Section 8.1(d) on the grounds that the Secondary Share Purchase has been made illegal, permanently restrained, enjoined or otherwise prohibited “in part” as described therein, if such adverse effect would be avoided by the exercise of the Exclusion Option with respect to a particular Seller, then Purchaser shall be required to exercise the Exclusion Option with respect to such Seller and exclude from the Purchased Shares the Company Shares referred to opposite the name of such Seller in Column D of Schedule I; provided, however, that in no event shall Purchaser be required to exercise the Exclusion Option with respect to such Seller if, after giving effect to all exercises of the Exclusion Option by Purchaser, the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), together with the Issued Shares, would represent less than 51% of the total number of Company Shares outstanding immediately after the Closing (after giving effect to the Conversion Event and the Share Issuance). 8.2 Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1, Purchaser shall deliver to the Sellers’ Representative a written notice stating that Purchaser is terminating this Agreement and setting forth a brief description of the basis or bases on which Purchaser is terminating this Agreement. If the Sellers’ Representative wishes to terminate this Agreement pursuant to Section 8.1, the Sellers’ Representative shall deliver to Purchaser a written notice stating that the Sellers’ Representative is terminating this Agreement and setting forth a brief description of the basis or bases on which the Sellers’ Representative is terminating this Agreement. 8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Sellers nor Purchaser shall be relieved of any obligation or liability arising from any prior knowing (with scienter under Delaware law) or willful inaccuracy in or breach of any representation and warranty of such party, or any prior willful breach by such party of any covenant or obligation, contained 22 in this Agreement; (b) the Sellers shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 4.5 and Section 5.2; and (c) the parties shall, in all events, remain bound by and continue to be subject to the terms set forth in Section 10. 9. INDEMNIFICATION 9.1 Survival of Representations, Warranties and Covenants. (a) General Company Representations. Subject to Section 9.1(k), the General Company Representations shall survive the Closing until 11:59 p.m. Central time on the date that is 1� ������ after the Closing Date (the “General Representation Expiration Time”); provided, however, that if, at any time on or before the General Representation Expiration Time, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim asserting a breach of or an inaccuracy in any of the General Company Representations, then the claim asserted in such notice shall survive the General Representation Expiration Time until such time as such claim is fully and finally resolved. (b) Company Compliance Representations. Subject to Section 9.1(k), the Company Compliance Representations shall survive the Closing until 11:59 p.m. Central time on the third anniversary of the Closing Date; provided, however, that if, at any time on or before such third anniversary, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim asserting a breach of or an inaccuracy in any of the Company Compliance Representations, then the claim asserted in such notice shall survive such third anniversary until such time as such claim is fully and finally resolved. (c) Company Tax Representations. Subject to Section 9.1(k), the Company Tax Representations shall survive the Closing until 11:59 p.m. Central time on the date that is 60 days after the expiration of the applicable Tax-related statute of limitations (as it may be extended, it being understood that any extension that is voluntarily granted by Purchaser and was not requested by a Governmental Entity shall be disregarded) applicable to the subject matter of the Company Tax Representation in question; provided, however, that if, at any time on or before the applicable expiration date referred to in this sentence, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim asserting a breach of or an inaccuracy in any of the Company Tax Representations, then the claim asserted in such notice shall survive such expiration date until such time as such claim is fully and finally resolved. (d) Personal Representations. (i) Subject to Section 9.1(k), the Personal Representations (other than the Personal Tax Representations) shall survive the Closing until 11:59 p.m. Central time on the sixth anniversary of the Closing Date; provided, however, that if, at any time on or before such sixth anniversary, any Indemnitee delivers to the applicable Seller a Notice of Claim asserting a breach of or an inaccuracy in any of the Personal Representations (other than the Personal Tax Representations), then the claim asserted in such notice shall survive such sixth anniversary until such time as such claim is fully and finally resolved. (ii) Subject to Section 9.1(k), the Personal Tax Representations shall survive the Closing until 11:59 p.m. Central time on the date that is 60 days after the expiration of the applicable Tax-related statute of limitations (as it may be extended, it being understood that any extension that is voluntarily granted by Purchaser and was not requested by a Governmental Entity shall be disregarded) applicable to the subject matter of the Personal Tax Representation in question; provided, however, that if, at any time on or before the applicable expiration date referred to in this sentence, any Indemnitee delivers to the applicable Seller a Notice of Claim 23 asserting a breach of or an inaccuracy in any of the Personal Tax Representations, then the claim asserted in such notice shall survive such expiration date until such time as such claim is fully and finally resolved. (e) Fundamental Company Representations. Subject to Section 9.1(k), the Fundamental Company Representations shall survive the Closing until 11:59 p.m. Central time on the sixth anniversary of the Closing Date; provided, however, that if, at any time on or before such sixth anniversary, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim asserting a breach of or an inaccuracy in any of the Fundamental Company Representations, then the claim asserted in such notice shall survive such sixth anniversary until such time as such claim is fully and finally resolved. (f) Covenants and Agreements. (i) Subject to Section 9.1(f)(ii), the rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or agreement of any Seller contained in this Agreement that by its terms is to be performed at or prior to the Closing shall survive the Closing until 11:59 p.m. Central time on the date that is 18 months after the Closing Date; provided, however, that if, at any time on or before the date that is 18 months after the Closing Date, any Indemnitee delivers to such Seller a Notice of Claim asserting a breach of any such covenant or agreement by such Seller, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. (ii) The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or agreement of any Seller contained in Section 4.5, Section 4.9, Section 4.10 or Section 4.11, and (except as otherwise provided in Sections 9.1(g), 9.1(i) and 9.1(j)) all other covenants and agreements of any Seller contained in this Agreement that by their terms are to be performed in whole or in part after the Closing, shall survive the Closing until 11:59 p.m. Central time on the date that is the later of (A) 60 days after the expiration of the applicable statute of limitations (as it may be extended, it being understood that any extension that is voluntarily granted by Purchaser and was not requested by a Governmental Entity shall be disregarded) applicable to the subject matter of the particular covenant or agreement in question and (B) the date on which such covenant or agreement is fully performed (such latest date, the “Seller Covenant Expiration Date”); provided, however, that if, at any time on or before the Seller Covenant Expiration Date, any Indemnitee delivers to such Seller a Notice of Claim asserting a breach of any such covenant or agreement by such Seller, then the claim asserted in such notice shall survive the Seller Covenant Expiration Date until such time as such claim is fully and finally resolved. (iii) The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any breach of any covenant or agreement of the Company contained in the Share Issuance Agreement that by its terms is to be performed at or prior to the Closing shall survive the Closing until 11:59 p.m. Central time on the date that is 18 months after the Closing Date; provided, however, that if, at any time on or before the date that is 18 months after the Closing Date, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim asserting a breach of any such covenant or agreement by the Company, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved. (g) Disclosed Pending Legal Proceedings. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any of the matters described in Section 9.2(a)(vii) shall survive the Closing until 11:59 p.m. Central time on the third anniversary of the Closing Date; provided, however, that if, at any time on or before such third anniversary, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim seeking indemnification, compensation or reimbursement 24 with respect to any of such matters, then the claim asserted in such notice shall survive such third anniversary until such time as such claim is fully and finally resolved. (h) Purchaser Representations. All representations and warranties made by Purchaser in this Agreement (other than the representation and warranty in Section �.�, which shall expire on the later of the sixth anniversary of the Closing Date and the expiration of the applicable statute of limitations) and all covenants of Purchaser in this Agreement shall terminate and expire as of the Closing, and any liability of Purchaser with respect to such representations, warranties and covenants shall thereupon cease; provided, however, that all covenants of Purchaser to be performed after the Closing shall remain in full force and effect until performed in accordance with their terms. (i) Securityholder Claims. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any of the matters described in Section 9.2(a)(v) shall survive the Closing until 11:59 p.m. Central time on the sixth anniversary of the Closing Date; provided, however, that if, at any time on or before such sixth anniversary, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any of such matters, then the claim asserted in such notice shall survive such sixth anniversary until such time as such claim is fully and finally resolved. (j) Non-Meritorious Claims. The rights of the Indemnitees to be indemnified, compensated and reimbursed with respect to any non-meritorious claim pursuant to Section 9.2(a)(vi) shall survive the Closing until the expiration date of the claim period under this Section 9.1 that would apply if such claim were meritorious; provided, however, that if, at any time on or before such expiration date, any Indemnitee delivers to the Sellers’ Representative a Notice of Claim seeking indemnification, compensation or reimbursement with respect to any such matter, then the claim asserted in such notice shall survive such expiration date until such time as such claim is fully and finally resolved. (k) Fraud. Notwithstanding anything to the contrary contained in this Section 9.1, the limitations set forth in Sections 9.1(a), 9.1(b), 9.1(c), 9.1(d) and 9.1(e) shall not apply in the event of fraud committed by or on behalf of the Company relating to any of the Company Representations or in the event of fraud committed by or on behalf of any Seller relating to any of the Personal Representations (it being understood that any claim for fraud may be asserted until the expiration of the applicable statute of limitations). (l) Representations Not Limited. The Sellers hereby agree that: (i) the Indemnitees’ rights to indemnification, compensation and reimbursement contained in this Section 9 relating to the representations, warranties and covenants of the Sellers in this Agreement and of the Company in the Share Issuance Agreement are part of the basis of the bargain contemplated by this Agreement; and (ii) such representations, warranties and covenants, and the rights and remedies that may be exercised by the Indemnitees with respect thereto, shall not be waived, limited or otherwise affected by or as a result of (and the Indemnitees shall be deemed to have relied upon such representations, warranties and covenants notwithstanding) any knowledge on the part of any of the Indemnitees or any of their respective Representatives, regardless of whether such knowledge was obtained through any investigation by any Indemnitee or any Representative of any Indemnitee or through disclosure by a Seller, any Acquired Company or any other Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement or the Share Issuance Agreement. 9.2 Indemnification. 25

(a) Indemnification for Company Matters. From and after the Closing, subject to the limitations set forth in this Section 9 (but without limiting the rights of the Indemnitees under the indemnification provisions of the Share Issuance Agreement), each Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, such Seller’s Pro Rata Portion of any Damages that are suffered or incurred at any time by any of the Indemnitees or to which any of the Indemnitees may otherwise directly or indirectly become subject at any time (regardless of whether such Damages relate to any third party claim) and which arise directly or indirectly from or are a direct or indirect result of, or directly or indirectly relate to: (i) any breach of or inaccuracy in any Company Representation as of the Agreement Date (without giving effect to (A) any materiality or similar qualification limiting the scope of such representation or warranty (for clarity, “Knowledge” qualifiers, dollar thresholds, the word “Material” in the terms “Material Contract” and “Material Adverse Effect” and any materiality qualification used to define what constitutes a Material Contract will not be disregarded) or (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the Agreement Date); (ii) any breach of or inaccuracy in (A) any Company Representation as if such representation or warranty were made at and as of the Closing (other than representations and warranties which by their terms are made only as of the Agreement Date or another specific earlier date) or (B) the Company Closing Certificate (in each case, without giving effect to (1) any materiality or similar qualification limiting the scope of such representation or warranty (for clarity, “Knowledge” qualifiers, dollar thresholds, the word “Material” in the terms “Material Contract” and “Material Adverse Effect” and any materiality qualification used to define what constitutes a Material Contract will not be disregarded) or (2) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the Agreement Date); (iii) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any inaccuracy in any information set forth in the Company Consideration Spreadsheet, in the Sellers’ Consideration Spreadsheet or in Schedule I, including any inaccuracy or failure to calculate properly any amount set forth in the Company Consideration Spreadsheet, in the Sellers’ Consideration Spreadsheet or in Schedule I; (iv) any breach of any covenant or agreement of the Company in the Share Issuance Agreement that by its terms is to be performed at or prior to the Closing; (v) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any claim asserted or held by any current, former or alleged securityholder of any Acquired Company (A) relating to this Agreement, any other Transaction Document or any of the Contemplated Transactions or any failure or alleged failure to comply with any provision of the Charter Documents of any Acquired Company or the Existing Shareholders’ Agreement, (B) alleging any ownership of, interest in or right to acquire any shares or other securities of any Acquired Company or (C) that is in any way inconsistent with, or that involves an allegation of facts inconsistent with, any of the information set forth in Section 2.3 of the Share Issuance Agreement, in Part 2.3 of the Company Disclosure Schedule, in Schedule I or in the Sellers’ Consideration Spreadsheet; (vi) subject to Section 9.3(c)(ii), 50% of all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of any non- meritorious claim asserted or held by any Person that, if meritorious, would otherwise entitle an 26

Indemnitee to indemnification, compensation or reimbursement under this Section 9.2(a) (except that 100% of all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of any claim (whether meritorious or non-meritorious) of the type referred to in Section 9.2(a)(v) will be indemnified, compensated and reimbursed); (vii) any Legal Proceeding referred to in Part 2.14(c) or Part 2.19(a)-1 of the Company Disclosure Schedule; or (viii) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any fraud committed by or on behalf of the Company relating to any Company Representation. (b) Indemnification for Individual Seller Matters. From and after the Closing (and without limiting the rights of the Indemnitees under the indemnification provisions of the Share Issuance Agreement, but subject to the limitations set forth in this Section 9), each Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred at any time by any of the Indemnitees or to which any of the Indemnitees may otherwise directly or indirectly become subject at any time (regardless of whether such Damages relate to any third party claim) and which arise directly or indirectly from or as a direct or indirect result of, or directly or indirectly relate to: (i) any breach of or inaccuracy in any Personal Representation as of the Agreement Date (without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty, solely for purposes of calculating Damages but not for purposes of determining any breach of or inaccuracy in such representation or warranty) (for clarity, “Knowledge” qualifiers will not be disregarded); (ii) any breach of or inaccuracy in any Personal Representation as if such representation or warranty were made at and as of the Closing, other than representations and warranties which by their terms are made only as of the Agreement Date (without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty, solely for purposes of calculating Damages but not for purposes of determining any breach of or inaccuracy in such representation or warranty) (for clarity, “Knowledge” qualifiers will not be disregarded); (iii) any breach of any covenant or agreement of such Seller set forth in this Agreement; (iv) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any Transaction Tax levied by any Taxing Authority with respect to the sale of such Seller’s Purchased Shares; or (v) regardless of the disclosure of any matter set forth in the Company Disclosure Schedule, any action taken by any Taxing Authority pursuant to Section 281 of the IT Act to declare void or otherwise impede the sale to Purchaser of the Purchased Shares sold by such Seller pursuant to this Agreement. For the avoidance of doubt, no Seller will be liable for (A) any breach of or inaccuracy in any other Seller’s Personal Representations, (B) any breach of any covenant or agreement of any other Seller set forth in this Agreement, or (C) any fraud committed solely by any other Seller. 27

(c) Damage to Purchaser. (i) The parties acknowledge and agree that if an Acquired Company suffers, incurs or otherwise becomes subject to any Damages as a result of, or in connection with, any breach of or inaccuracy in any representation, warranty, covenant or obligation set forth in this Agreement or in connection with any matter referred to in this Section 9.2, then, without limiting the amount of any other Damages that Purchaser or any other Indemnitee may suffer, incur or otherwise become subject to (other than Purchaser Derivative Damages), Purchaser and Parent shall be deemed, by virtue of Purchaser’s purchase of the Purchased Shares, to have incurred Damages in an amount equal to the aggregate dollar amount of the Damages suffered or incurred by such Acquired Company or to which such Acquired Company has otherwise become subject multiplied by the Purchaser Secondary Ownership Percentage. (ii) The parties acknowledge and agree that if an Indemnitee suffers, incurs or otherwise becomes subject to any Damages (other than Purchaser Derivative Damages) as a result of any matter referred to in Section 9.2(a), then (A) each Seller shall hold harmless and indemnify such Indemnitee from and against, and shall compensate and reimburse such Indemnitee for, such Seller’s Pro Rata Portion of the dollar amount of such Damages multiplied by the Secondary Specified Fraction (it being understood and agreed that the Company shall hold harmless and indemnify such Indemnitee from and against, and shall compensate and reimburse such Indemnitee for, the remaining portion of such Damages); and (B) for purposes of determining whether the Threshold Amount specified in Section 9.3(a) is satisfied only, such Indemnitee will be deemed to have incurred Damages in an amount equal to the dollar amount of such Damages multiplied by the Secondary Allocation Gross-Up Factor. 9.3 Limitations. (a) Threshold. Subject to Section 9.3(b), the Sellers shall not be required to make any indemnification payment (including, for the avoidance of doubt, any payment by the Escrow Agent to an Indemnitee from the Escrow Fund in accordance with Section 9.6 and the Escrow Agreement) pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) for any breach of or inaccuracy in any General Company Representation or any Company Compliance Representation or pursuant to Section 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is applicable) or Section 9.2(a)(vii) (with respect to Legal Proceedings identified on Part 2.14(c) or Part 2.19(a)-1 of the Company Disclosure Schedule that are not Specified Tax Proceedings) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, in connection with any breach of or inaccuracy in any of the General Company Representations or the Company Compliance Representations or in connection with the matters referred to in Section 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is applicable) or Section 9.2(a)(vii) (with respect to Legal Proceedings identified on Part 2.14(c) or Part 2.19(a)-1 of the Company Disclosure Schedule that are not Specified Tax Proceedings) exceeds $60,000,000 in the aggregate for all such Damages (the “Threshold Amount”). If the total amount of such Damages exceeds the Threshold Amount, then: (i) with respect to the first $60,000,000 of such aggregate Damages, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for $30,000,000 of such Damages; and (ii) with respect to the portion of such aggregate Damages exceeding the Threshold Amount, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages. (b) Applicability of Threshold. For the avoidance of doubt, the limitation set forth in Section 9.3(a) shall not apply to (and shall not limit the indemnification or other obligations of any Seller 28 for or with respect to): (i) breaches of or inaccuracies in any of the Company Tax Representations or any of the Fundamental Company Representations; (ii) the matters referred to in Sections 9.2(a)(iii), 9.2(a)(iv), 9.2(a)(v), 9.2(a)(vi) (with respect to breaches of or inaccuracies in representations and warranties to which the Threshold Amount is not applicable), Section 9.2(a)(vii) (with respect to Specified Tax Proceedings) and 9.2(a)(viii); or (iii) the matters referred to in Section 9.2(b). (c) Certain Other Limitations. (i) The Sellers shall not be required to make any indemnification payment (including, for the avoidance of doubt, any payment by the Escrow Agent to an Indemnitee from the Escrow Fund in accordance with Section 9.6 and the Escrow Agreement) pursuant to Section 9.2(a)(vii) with respect to any Specified Tax Proceeding until such time as the total amount of all Damages (calculated after giving effect to Section 9.2(c)(i)) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, in connection with Specified Tax Proceedings exceeds an amount equal to $53,000,000 multiplied by the Purchaser Secondary Ownership Percentage (the “Apportioned Litigation Reserve Amount”). If the total amount of such Damages with respect to Specified Tax Proceedings exceeds the Apportioned Litigation Reserve Amount, then (subject to the limitations set forth in Section 9.3(a)), the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the portion of such aggregate Damages that exceeds the Apportioned Litigation Reserve Amount. (ii) Notwithstanding anything to the contrary contained in this Agreement: (A) any indemnification, compensation or reimbursement sought under Section 9.2(a)(vi) for a non-meritorious claim will be subject to the same limits under this Section 9.3 that would apply if such claim were meritorious; (B) in the event of the assertion or commencement by any Person of any claim or Legal Proceeding against an Acquired Company with respect to which the Sellers are obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9.2(a)(vi), the aggregate amount of Damages that Purchaser and Parent will be deemed to have suffered, incurred or otherwise become subject to for purposes of Section 9.2(a)(vi) will be calculated after giving effect to Section 9.2(c)(i); and (C) in the event of the assertion or commencement by any Person of any claim or Legal Proceeding against Purchaser with respect to which the Sellers are obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9.2(a)(vi), the aggregate amount of Damages that Purchaser will be deemed to have suffered, incurred or otherwise become subject to for purposes of Section 9.2(a)(vi) will be calculated after giving effect to clause “(A)” of Section 9.2(c)(ii). (d) Liability Caps. (i) The total dollar amount of indemnification payments (including, for the avoidance of doubt, any payment by the Escrow Agent to an Indemnitee from the Escrow Fund in accordance with Section 9.6 and the Escrow Agreement) that the Sellers can be required to make to the Indemnitees pursuant to Sections 9.2(a)(i) and 9.2(a)(ii) for breaches of Company Representations (other than Fundamental Company Representations) and pursuant to Section 9.2(a)(vii) shall be limited to an amount equal to ****% of the Price Per Secondary Share multiplied by the aggregate number of Purchased Shares (determined on an as-converted-to- Company Ordinary Shares basis) sold by the Sellers to Purchaser pursuant to this Agreement (such total dollar amount, the “General Cap Amount”). For the avoidance of doubt, the limitation set forth in the immediately preceding sentence shall not apply to (and shall not limit the indemnification or other obligations of any Seller for or with respect to): (A) breaches of or inaccuracies in any of the Fundamental Company Representations; (B) the matters referred to in Sections 9.2(a)(iii) Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended. 29 through 9.2(a)(vi) or Section 9.2(a)(viii) (the matters referred to in clauses “(A)” and “(B),” collectively, the “Uncapped Matters”); or (C) the matters referred to in Section 9.2(b). (ii) The total dollar amount of indemnification payments (including, for the avoidance of doubt, any payment by the Escrow Agent to an Indemnitee from the Escrow Fund in accordance with Section 9.6 and the Escrow Agreement) that any Seller shall be required to make to the Indemnitees pursuant to Section 9.2(a) and Section 9.2(b) shall not exceed an amount equal to the Price Per Secondary Share multiplied by the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis) sold by such Seller to Purchaser pursuant to this Agreement (it being understood that, notwithstanding the foregoing, there shall be no limitation on the liability of any Seller who committed or otherwise participated in any fraud for such fraud, and such Seller’s liability for such fraud and all Damages related to such fraud shall be disregarded in determining whether the dollar limitation described in this Section 9.3(d)(ii) has been exceeded). 9.4 No Contribution. Each Seller waives, and acknowledges and agrees that such Seller shall not have and shall not exercise or assert (or attempt to exercise or assert) any right of contribution, right of indemnity or advancement of expenses or other right or remedy against any Acquired Company or any Affiliate or Representative of any Acquired Company in connection with any indemnification obligation or any other liability to which such Seller may become subject under or in connection with this Agreement or any other Transaction Document. Effective as of the Closing, each of the Sellers and the Sellers’ Representative expressly waive and release any and all rights of subrogation, contribution, advancement and indemnification, and all similar claims, against Purchaser, each Acquired Company or any of Purchaser’s or the Acquired Companies’ respective Affiliates or Representatives. 9.5 Defense of Third Party Claims. (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against an Acquired Company, Purchaser or any other Person) with respect to which any Seller may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 (other than a claim or Legal Proceeding relating to any matter described in Section 9.2(b)(iv)), Purchaser shall be obligated to proceed with the defense of such claim or Legal Proceeding on its own; provided, however, that if such claim or Legal Proceeding is asserted or commenced against any Acquired Company, then (x) the Company shall defend such claim or Legal Proceeding with counsel selected by Purchaser, in which case, to the extent appropriate, all references to Purchaser in clauses “(i)” and “(ii)” of this Section 9.5(a) shall be deemed to refer to the Company, (y) Purchaser shall have the sole and absolute right and authority to determine and conduct the defense of such claim or Legal Proceeding, including with respect to any decision to settle, adjust or compromise such claim or Legal Proceeding and (z) all fees (including attorneys’ fees), charges, costs (including costs of investigation) and expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Company. In connection with the defense of any such claim or Legal Proceeding: (i) each Seller shall make available to Purchaser any documents and materials in such Seller’s possession or control or in the control of any of such Seller’s Representatives that may be necessary to the defense of such claim or Legal Proceeding; 30

(ii) the Sellers’ Representative shall be entitled on behalf of the Sellers (or, in the case of a §9.2(b) Claim, the applicable Seller shall be entitled), at the Sellers’ expense (A) to consult with Purchaser with respect to, but not to determine or conduct, the defense of such claim and (B) to receive copies of complaints, pleadings, notices and material written communications with respect to such claim; provided, however, that Purchaser shall not be required to disclose any information to the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) if such disclosure would reasonably be expected to jeopardize the protection of the attorney-client privilege, work product or similar protection or other applicable legal privilege; and (iii) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding; provided, however, that if Purchaser settles, adjusts or compromises any such claim or Legal Proceeding without the consent of the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller), such settlement, adjustment or compromise shall not be determinative of the amount of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding. Purchaser shall give the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) prompt notice of the commencement of any Legal Proceeding against Purchaser with respect to which Purchaser intends to demand indemnification from the Sellers; provided, however, that any failure on the part of Purchaser to promptly notify the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) of such Legal Proceeding shall not limit any of the obligations of any Seller under this Section 9.5 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). (b) Notwithstanding anything to the contrary contained in this Section 9.5 or elsewhere in this Agreement, in the event of the assertion or commencement by any Taxing Authority of any claim or Legal Proceeding with respect to which any Seller may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to Section 9.2(b)(iv), the defense of such claim shall be conducted in accordance with Schedule 10. 9.6 Indemnification Claim Procedure. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 (other than a claim for indemnification, compensation or reimbursement pursuant to Section 9.2(b)(iv)) shall be brought and resolved exclusively as follows (and, at the option of any Indemnitee, any claim based upon fraud may be brought and resolved as follows): (a) Notice of Claim. If any Indemnitee has or claims to have incurred, paid, accrued, reserved or suffered, or believes in good faith that it may incur, pay, accrue, reserve or suffer, Damages for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under Section 9.2 (or for which it is or may be entitled to a monetary remedy in the case of fraud), such Indemnitee may deliver a notice of claim (a “Notice of Claim”) to the Sellers’ Representative (or, if the notice sets forth a §9.2(b) Claim, to the applicable Seller). Each Notice of Claim shall: (i) contain a brief description of the facts and circumstances supporting such Indemnitee’s claim; (ii) if practicable, contain a good faith, non-binding, preliminary estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by such Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”); and (iii) state whether the claim described in such notice is being made pursuant to Section 9.2(a) (a “§9.2(a) Claim”) or pursuant to Section 9.2(b) (a “§9.2(b) Claim”). Each §9.2(a) Claim shall be asserted against all of the Sellers (in accordance with their respective Pro Rata Portions). The Sellers’ Representative and the Sellers hereby waive, and agree not to assert, any right or defense they might otherwise have in connection with any delay by Purchaser or any other Indemnitee in delivering a Notice of Claim, including the defense of laches and any similar defense, 31 notwithstanding any prejudice such delay may cause to the interests of the Sellers’ Representative or any of the Sellers. (b) Dispute Procedure. During the 30-day period commencing upon delivery by an Indemnitee to the Sellers’ Representative (or, in the case of a §9.2(b) Claim, to the applicable Seller) of a Notice of Claim (the “Dispute Period”), the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller): (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to the Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or clause “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Sellers’ Representative’s (or, in the case of a §9.2(b) Claim, the applicable Seller’s) claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount). If a Response Notice is not received by the Indemnitee before the expiration of the Dispute Period, then the Sellers’ Representative (on behalf of the Sellers) (or, in the case of a §9.2(b) Claim, the applicable Seller) shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee. (c) Payment of Claimed Amount. If: (i) the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) delivers a Response Notice to the Indemnitee agreeing that the full Claimed Amount is owed to the Indemnitee; or (ii) the Sellers’ Representative (or, in the case of §9.2(b) Claim, the applicable Seller) does not deliver a Response Notice during the Dispute Period, then: (i) in the case of a §9.2(a) Claim: (A) Purchaser and the Sellers’ Representative shall instruct the Escrow Agent to pay the Claimed Amount to the Indemnitee from the Escrow Fund in accordance with this Section 9.6 and the Escrow Agreement and (B) if the Remaining Available Escrow Amount is insufficient to cover the full Claimed Amount, then, subject to the limitations set forth in Section 9.3(d), each Seller shall, within 10 Business Days following the earlier of the delivery of such Response Notice and the expiration of the Dispute Period, pay such Seller’s Pro Rata Portion of the amount of such shortfall to the Indemnitee; and (ii) in the case of a §9.2(b) Claim, the applicable Seller shall, within 10 Business Days following the earlier of the delivery of such Response Notice and the expiration of the Dispute Period, pay the Claimed Amount to the Indemnitee. (d) Payment of Agreed Amount. If the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) delivers a Response Notice to the Indemnitee during the Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnitee (the “Agreed Amount”), then: (i) in the case of a §9.2(a) Claim: (A) Purchaser and the Sellers’ Representative shall instruct the Escrow Agent to pay the Agreed Amount to the Indemnitee from the Escrow Fund in accordance with this Section 9.6 and the Escrow Agreement; and (B) if the Remaining Available Escrow Amount is insufficient to cover the full Agreed Amount, then, subject to the limitations provided for in Section 9.3(d), each Seller shall, within 10 Business 32

Days following the delivery of such Response Notice, pay such Seller’s Pro Rata Portion of the amount of such shortfall to the Indemnitee; and (ii) in the case of a §9.2(b) Claim, the applicable Seller shall, within 10 Business Days following the delivery of such Response Notice, pay the Agreed Amount to the Indemnitee. (e) Resolution Between the Parties. If the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) delivers a Response Notice to the Indemnitee during the Dispute Period indicating that there is a Contested Amount, the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. Each offer by an Indemnitee to settle a dispute related to a Contested Amount with respect to a §9.2(a) Claim shall be made to the Sellers’ Representative in its capacity as representative of all Sellers (in accordance with their respective Pro Rata Portions). If the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) resolve such dispute, then their resolution of such dispute shall be binding on the Sellers (or, in the case of a §9.2(b) Claim, the applicable Seller) and such Indemnitee, and a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Sellers’ Representative (on behalf of the Sellers) (or, in the case of a §9.2(b) Claim, the applicable Seller). In the case of a §9.2(a) Claim, Purchaser and the Sellers’ Representative shall, following the execution of such settlement agreement, instruct the Escrow Agent to pay the Stipulated Amount to the Indemnitee from the Escrow Fund in accordance with this Section 9.6 and the Escrow Agreement. If the Remaining Available Escrow Amount is insufficient to cover the full Stipulated Amount, then, subject to the limitations provided for in Section 9.3(d), each Seller shall, within 10 Business Days following the execution of such settlement agreement (or such shorter period of time as may be set forth in the settlement agreement), pay such Seller’s Pro Rata Portion of the amount of such shortfall to the Indemnitee. In the case of a §9.2(b) Claim, the applicable Seller shall, within 10 Business Days following the execution of such settlement agreement, or such shorter period of time as may be set forth in the settlement agreement, pay the Stipulated Amount to the Indemnitee. (f) Arbitration. If the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) and the Indemnitee are unable to resolve the dispute relating to any Contested Amount during the 30-day period commencing upon the delivery of the Response Notice to the Indemnitee, then the Sellers’ Representative or the Indemnitee may refer such dispute (an “Arbitrable Indemnification Dispute”) to final and binding arbitration for resolution; provided, however, that (i) in no event shall there be more than one arbitration proceeding relating to any fact, event, circumstance or occurrence (or series of related facts, events, circumstances or occurrences) that is the subject of both a §9.2(a) Claim and a claim for indemnification, compensation or reimbursement under Section 9.2(a) of the Share Issuance Agreement and (ii) the existence of any settlement of, or payment with respect to, any indemnification claim under Section 9.2(a) of the Share Issuance Agreement shall not be used as evidence of the validity of any indemnification claim against the Sellers under this Agreement or of the amount of Damages associated with such claim against the Sellers under this Agreement. Notwithstanding the immediately preceding sentence, nothing in this Section 9.6(f) shall prevent the Indemnitee from seeking preliminary injunctive relief or other equitable relief from a court of competent jurisdiction pending settlement of any Arbitrable Indemnification Dispute. (i) Except as otherwise provided in this Agreement, any Arbitrable Indemnification Dispute shall be resolved by arbitration in San Francisco County, California, USA in accordance with JAMS Rules. However, in all events, the provisions contained in this Agreement shall govern over any conflicting rules which may now or hereafter be contained in the JAMS Rules. Any judgment upon the award rendered by the arbitrator may be entered in any 33 court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding were instituted to resolve an Arbitrable Indemnification Dispute. The existence of such arbitration and all submissions, correspondence and evidence relating to the arbitration proceedings shall be kept confidential by the Sellers’ Representative and the Sellers; provided, however, that such parties may discuss the arbitration with those of their respective advisors who agree in writing to keep the existence of such arbitration and the terms of such Arbitrable Indemnification Dispute confidential. (ii) Any such arbitration will be conducted before a single arbitrator who satisfies the criteria set forth in Section 9.6(f)(iv). The arbitrator will be compensated for his or her services at a rate to be determined by the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) or by JAMS, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. (iii) The arbitrator shall be mutually agreed upon by the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller). In the event the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) are unable to agree on the selection of an arbitrator within 20 days following submission of the dispute to JAMS by one of the parties, JAMS will have the authority to select an arbitrator from a list of arbitrators who satisfy the criteria set forth in Section 9.6(f)(iv). (iv) The arbitrator shall not have any past or current family, business or other relationship with the Indemnitee, any Acquired Company, the Sellers’ Representative, any of the Sellers or any Affiliate, director or officer thereof, unless, following full disclosure of all such relationships, the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) agree in writing to waive such requirement. In addition, unless otherwise agreed to between the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) in writing, the arbitrator shall have at least 15 years’ experience in the negotiation of definitive merger and acquisition agreements governed by Delaware law involving privately held acquisition targets; provided, however, that if JAMS is not able to provide an arbitrator for such arbitration with the requisite experience set forth in this clause “(iv),” such arbitrator shall be a retired Article III U.S. Federal District Court judge. (v) The arbitrator shall be instructed to hold up to three days of eight-hour hearings regarding the disputed matter within 60 days of his or her appointment and to render an award no later than 30 days after the conclusion of such hearings, in each case unless otherwise mutually agreed in writing by the Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller). The final decision of the arbitrator: (A) shall include the amount of the award to the Indemnitee (the “Award Amount”), if any; (B) shall be furnished to the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) and the Indemnitee in writing; and (C) shall constitute a final, non-appealable and conclusive determination of the issue(s) in question, shall be binding upon the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller), the Sellers (if applicable) and the Indemnitee and shall not be contested by any of them. (vi) No discovery other than an exchange of relevant documents may occur in any arbitration commenced under the provisions of this Section 9.6(f). The Indemnitee and the Sellers’ Representative (or, in the case of a §9.2(b) Claim, the applicable Seller) agree to act in good faith to promptly exchange relevant documents. 34

(vii) The Indemnitee and the Sellers’ Representative (on behalf of the Sellers) (or, in the case of a §9.2(b) Claim, the applicable Seller) will each pay 50% of the arbitration fees and initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that: (A) the prevailing party in any arbitration will be entitled to an award of attorneys’ fees and costs; and (B) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to determine the identity of the prevailing party and the losing party. If an Indemnitee is found to be the prevailing party in any arbitration, the amount of the fees and expenses of such Indemnitee payable by the Sellers (or the applicable Seller) pursuant to this clause “(vii)” shall be added to the Award Amount. (viii) The arbitrator will be authorized to determine whether, and at what rate, interest should accrue on the Award Amount. The amount of such accrued interest, if any, shall be added to the Award Amount. (ix) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Section 9.6 or elsewhere in this Agreement. (g) Payment of Award Amount. Upon resolution of an Arbitrable Indemnification Dispute: (i) in the case of a §9.2(a) Claim: (A) Purchaser and the Sellers’ Representative shall instruct the Escrow Agent to pay the Indemnitee the Award Amount from the Escrow Fund in accordance with this Section 9.6 and the Escrow Agreement and (B) if the Remaining Available Escrow Amount is insufficient to cover the full Award Amount, then, subject to the limitations provided for in Section 9.3(d), each Seller shall, within 10 Business Days following the delivery of the final decision of the arbitrator (or such shorter period as may be set forth in such final decision), pay such Seller’s Pro Rata Portion of the amount of such shortfall to the Indemnitee; and (ii) in the case of a §9.2(b) Claim, the applicable Seller shall, within 10 Business Days following the delivery of the final decision of the arbitrator, or such shorter period of time as may be set forth in the final decision, pay the Award Amount to the Indemnitee. Any ruling or decision of the arbitrator may be enforced in any court of competent jurisdiction. (h) Release of Escrow Fund. (i) Promptly (and in any event within 10 Business Days) after the General Representation Expiration Time, Purchaser will notify the Sellers’ Representative in writing of the amount that Purchaser determines in good faith to be necessary to satisfy: (A) all Unresolved §9.2(a) Claims as of the General Representation Expiration Time (such amount being referred to as the “Unresolved §9.2(a) Claim Retained Amount”); and (B) all Unresolved §9.2(b) Claims as of the General Representation Expiration Time (each such amount applicable to a particular Seller being referred to as such Seller’s “Unresolved §9.2(b) Claim Retained Amount”); and (ii) Promptly after Purchaser provides the notification referred to in Section 9.6(h)(i), Purchaser and the Sellers’ Representative shall, subject to Section 9.6(j), instruct the Escrow Agent to release from the Escrow Fund in accordance with the Escrow Agreement for distribution to each Seller, the amount, if any, by which: (A) such Seller’s Pro 35

Rata Portion of an amount equal to (1) the Remaining Available Escrow Amount as of the General Representation Expiration Time minus (2) the Unresolved §9.2(a) Claim Retained Amount; exceeds (B) such Seller’s Unresolved §9.2(b) Claim Retained Amount. (i) Resolution of Unresolved §9.2(a) Claims and Unresolved §9.2(b) Claims. Following the General Representation Expiration Time: (i) if an Unresolved §9.2(a) Claim is finally resolved, then within 10 Business Days after the final resolution of such Unresolved §9.2(a) Claim, Purchaser and the Sellers’ Representative shall, subject to Section 9.6(j), instruct the Escrow Agent to release from the Escrow Fund in accordance with the Escrow Agreement for distribution to each Seller the amount, if any, by which: (A) such Seller’s Pro Rata Portion of an amount equal to (1) the amount, if any, by which the Unresolved §9.2(a) Claim Retained Amount exceeds the aggregate of all amounts delivered to Purchaser following the General Representation Expiration Time upon the resolution of Unresolved §9.2(a) Claims (such excess being referred to as the “Remaining §9.2(a) Claim Retained Amount”); minus (2) the aggregate amount of the Claimed Amounts associated with all remaining Unresolved §9.2(a) Claims; exceeds (B) the aggregate amount of the Claimed Amounts associated with all remaining Unresolved §9.2(b) Claims applicable to such Seller, if any; provided, however, that if the Remaining §9.2(a) Claim Retained Amount is less than the amount to be delivered to Purchaser with respect to such Unresolved §9.2(a) Claim, then each Seller shall pay, subject to the limitations provided for in Section 9.3(d), within 10 Business Days following the resolution of such Unresolved §9.2(a) Claim, such Seller’s Pro Rata Portion of the amount of such shortfall to the Indemnitee; and (ii) if an Unresolved §9.2(b) Claim is finally resolved, then within 10 Business Days after the final resolution of such Unresolved §9.2(b) Claim, Purchaser and the Sellers’ Representative shall, subject to Section 9.6(j), instruct the Escrow Agent to release from the Escrow Fund in accordance with the Escrow Agreement for distribution to such Seller, the amount, if any, by which: (A) the amount, if any, by which such Seller’s Unresolved §9.2(b) Claim Retained Amount exceeds the aggregate of all amounts delivered to Purchaser following the General Representation Expiration Time upon the resolution of Unresolved §9.2(b) Claims applicable to such Seller (such excess being referred to as such Seller’s “Remaining §9.2(b) Claim Retained Amount”); exceeds (B) the aggregate amount of the Claimed Amounts associated with all Unresolved §9.2(b) Claims applicable to such Seller; provided, however, that if such Seller’s Remaining §9.2(b) Claim Retained Amount is less than the amount to be delivered to Purchaser with respect to such Unresolved §9.2(b) Claim, then such Seller shall pay, subject to the limitations provided for in Section 9.3(d), within 10 Business Days following the final resolution of such Unresolved §9.2(b) Claim, the amount of such shortfall to the Indemnitee. (j) Other Terms of Release of Escrow Fund. Notwithstanding anything in this Agreement to the contrary: (i) if an Unresolved §9.2(b) Claim against any Seller has been finally resolved but the amount determined to be owed to the applicable Indemnitee has not been paid by such Seller in accordance with this Section 9.6 at the time that any amount is to be released from the Escrow Fund for distribution to such Seller in accordance with Sections 9.6(h) or 9.6(i), then Purchaser may, in its sole discretion, instruct the Escrow Agent to deduct from the amount that would otherwise be distributed to such Seller, and pay to the applicable Indemnitee, the aggregate amount owed by such Seller to such Indemnitee; and 36

(ii) each distribution to be made from the Escrow Fund to the Sellers shall be effected in accordance with the payment delivery instructions set forth in the Sellers’ Consideration Spreadsheet (unless the Sellers’ Representative provides updated payment delivery instructions). (k) Conversion of Damages Amounts. For purposes of determining (i) whether the limitations set forth in Section 9.3 have been satisfied and (ii) the amount of Damages suffered or incurred in connection with any claim for indemnification, compensation or reimbursement pursuant to this Section 9, any amount of Damages that is denominated in a currency other than dollars shall be converted into dollars using the average of the applicable daily exchange rates over the period of five consecutive Business Days ending on the date that is two Business Days before the date that such amount is determined to be owed to the applicable Indemnitee in accordance with this Section 9.6, as such exchange rates are reported on the Financial Times website at FT.com. (l) Transaction Taxes. Notwithstanding anything to the contrary contained in this Agreement, any claim for indemnification, compensation or reimbursement pursuant to Section 9.2(b)(iv) shall be brought and resolved exclusively in accordance with Schedule 10. 9.7 Exclusive Remedy. Subject to Section 10.3, except for equitable remedies, from and after the Closing, the rights to indemnification, compensation and reimbursement set forth in this Section 9 and in Section 9 of the Share Issuance Agreement shall be the sole and exclusive post-Closing monetary remedy of the Indemnitees for any Damages resulting from or arising out of any breach of this Agreement or the Share Issuance Agreement by the Company or the Sellers. For clarity, this means that the survival periods and liability limits set forth in this Section 9 and in Section 9 of the Share Issuance Agreement shall control notwithstanding any statutory or common law provisions or principles to the contrary; provided, however, that nothing in this Section 9.7 shall limit the liability that any Person may have at law or in equity based on such Person’s commission of or participation in fraud. 9.8 Exercise of Remedies Other Than by Purchaser. No Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such claim for indemnification, compensation or reimbursement or the exercise of such other remedy. 9.9 Recoveries. (a) Subject to the next sentence, the parties acknowledge the existence of a duty to mitigate damages under the common law of the State of Delaware. Notwithstanding anything to the contrary contained in this Section 9.9 or elsewhere in this Agreement, no Indemnitee shall have any obligation to seek recovery under any insurance policy or against any third party or to obtain insurance coverage or other third party protection with respect to any matter. (b) In order to avoid a “windfall” double recovery on the part of the Indemnitees, the parties agree that: (i) the Indemnitees shall not be entitled to recover more than once for the same Damages under Section 9.2 (it being understood that multiple Indemnitees may each suffer or incur separate Damages in connection with the same event, facts or circumstances); and (ii) subject to Section 9.9(a), in determining the amount of any Damages for which an Indemnitee is entitled to assert a claim for indemnification, compensation or reimbursement pursuant to this Section 9, the amount of any such Damages shall be reduced by the net amount of any insurance proceeds or other third party indemnification or contribution payments actually received by such Indemnitee as a result of and with respect to such Damages under any insurance policy of the Company or under any third party 37 indemnification or contribution arrangement in favor of the Company in existence as of the Closing (with the net amount of such Damages calculated after giving effect to any applicable deductible or retention and any costs of recovery, including premium increases (retroactive or otherwise), any reimbursement obligation and any other cost related to the applicable insurance claim or third party indemnification or contribution claim); provided, however, that if any Indemnitee is indemnified, compensated or reimbursed pursuant to this Section 9 from the Escrow Fund or by a Seller with respect to any Damages and thereafter receives a payment from any insurance policy or third party indemnification or contribution arrangement referred to in this clause “(ii)” as a result of and with respect to such Damages, then the amount recovered from such insurance policy or third party (up to the amount recovered from the Escrow Fund or from such Seller with respect to such Damages) shall be re-deposited in the Escrow Fund or paid to such Seller, as applicable, by Purchaser. (c) §9.2(a) Claims by an Indemnitee shall be recovered first from the Escrow Fund and, only after the Escrow Fund has been exhausted, then directly from the Sellers. However, to the extent that an Indemnitee receives an indemnification payment for any Uncapped Matter from the Escrow Fund, the amount of such payment from the Escrow Fund will not reduce the amount any Indemnitee may recover with respect to any §9.2(a) Claim for which recovery is limited to the General Cap Amount pursuant to Section 9.3. By way of illustration, assuming there are no other §9.2(a) Claims, in the event that an indemnification payment for an Uncapped Matter is received from the Escrow Fund and such payment fully depletes the Escrow Fund, the maximum limit of a subsequent §9.2(a) Claim based on a breach of or inaccuracy in a General Company Representation shall continue to be the General Cap Amount, regardless of the fact that amounts held in the Escrow Fund were used to satisfy an indemnification payment for an Uncapped Matter, and the Indemnitees may proceed to recover the General Cap Amount from the Sellers individually. 10. MISCELLANEOUS PROVISIONS 10.1 Sellers’ Representative. (a) Appointment. Each Seller hereby irrevocably nominates, constitutes and appoints Fortis Advisors LLC as the attorney in fact and true and lawful exclusive agent of such Seller, with full power of substitution, to act in the name, place and stead of such Seller for purposes of executing any document and taking any action that the Sellers’ Representative may, in its sole discretion, determine to be appropriate in connection with this Agreement, any other Transaction Document, any of the Contemplated Transactions or any action contemplated by any of the foregoing. Fortis Advisors LLC hereby accepts the Sellers’ Representative’s appointment as such exclusive agent. (b) Authority. Each Seller hereby grants to the Sellers’ Representative the absolute and unrestricted right, power and authority to execute, deliver, acknowledge, certify and file on behalf of such Seller (in the name of such Seller or otherwise) any and all documents that the Sellers’ Representative may, in the Sellers’ Representative’s sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Sellers’ Representative may, in the Sellers’ Representative’s sole discretion, determine to be appropriate, in performing the Sellers’ Representative’s duties and exercising the Sellers’ Representative’s authority as contemplated by this Section 10.1. Without limiting the generality of the foregoing, each Seller hereby grants to the Sellers’ Representative full authority to: (i) take all actions required by, and exercise all rights granted to, the Sellers’ Representative in this Agreement; 38

(ii) receive all notices or other documents given or to be given to such Seller by Purchaser pursuant to this Agreement; (iii) negotiate, undertake, compromise, defend, resolve and settle on behalf of such Seller any claim, dispute or Legal Proceeding under this Agreement or any other Transaction Document, including any arbitration proceeding conducted in accordance with the terms of this Agreement; (iv) amend this Agreement pursuant to Section 10.14; (v) execute and deliver all agreements, amendments, certificates and documents required or deemed appropriate by the Sellers’ Representative in connection with any of the Contemplated Transactions; and (vi) take such other action as the Sellers’ Representative may deem necessary or appropriate to carry out the intent and purposes of this Agreement, the Escrow Agreement and the Sellers’ Representative Engagement Agreement. Notwithstanding the foregoing, the Sellers’ Representative shall have no obligation to act on behalf of the Sellers, except as expressly provided herein, in the Escrow Agreement and in the Sellers’ Representative Engagement Agreement, and for purposes of clarity, each of the Sellers acknowledges and agrees that there are no obligations of the Sellers’ Representative in any ancillary agreement, schedule, exhibit or the Company Disclosure Schedule. Purchaser shall be entitled to deal exclusively with the Sellers’ Representative on all matters relating to this Agreement, any other Transaction Document, any of the Contemplated Transactions and any action contemplated by any of the foregoing (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Seller) and Purchaser shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Sellers’ Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Sellers’ Representative, as fully binding upon such Seller. (c) Agency. Each Seller recognizes and intends that the powers, immunities and rights to indemnification granted to the Sellers’ Representative Group in this Section 10: (i) coupled with an interest and shall be irrevocable; (ii) may be delegated by the Sellers’ Representative; and (iii) shall survive the death, incapacity, dissolution, liquidation, bankruptcy, insolvency or reorganization of such Seller and shall be binding on any successor thereto. (d) Replacement. If the Sellers’ Representative shall die, resign, become disabled or otherwise be unable to fulfill the Sellers’ Representative’s responsibilities hereunder, the Sellers shall, by consent of Sellers whose Pro Rata Portions exceed one-half in the aggregate, within 10 days after such death, resignation or disability, appoint a successor to the Sellers’ Representative (who shall be reasonably satisfactory to Purchaser) and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Sellers’ Representative as Sellers’ Representative hereunder. Each of the Sellers agrees that the immunities and rights to indemnification shall survive the resignation or removal of the Sellers’ Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement and the Escrow Agreement. If for any reason there is no Sellers’ Representative at any time, all references in this Agreement to the Sellers’ Representative shall be deemed to refer to the Sellers. (e) Indemnification. Each Seller acknowledges and agrees that neither the Sellers’ Representative nor its members, managers, directors, officers, contractors, agents and employees nor any 39 member of the Advisory Group (collectively, the “Sellers’ Representative Group”) will incur any liability of any kind to such Seller with respect to any action or omission by the Sellers’ Representative in connection with the Sellers’ Representative’s services pursuant to this Agreement, the Escrow Agreement or the Sellers’ Representative Engagement Agreement, and any agreements ancillary hereto, except in the event of liability directly resulting from the Sellers’ Representative’s gross negligence or willful misconduct. Each Seller acknowledges and agrees that the Sellers’ Representative Group shall not be liable to such Seller for any action or omission pursuant to the advice of counsel. The Sellers will severally (based on each such Seller’s Pro Rata Portion) and not jointly indemnify, defend and hold harmless the Sellers’ Representative Group from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment and costs in connection with seeking recovery from insurers) (collectively, “Sellers’ Representative Expenses”) arising out of or in connection with the Sellers’ Representative’s execution and performance of this Agreement, the Escrow Agreement or the Sellers’ Representative Engagement Agreement and any agreements ancillary hereto, in each case as such Sellers’ Representative Expense is suffered or incurred; provided, however, that in the event that any such Sellers’ Representative Expense is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Sellers’ Representative, the Sellers’ Representative will reimburse the Sellers for the amount of such indemnified Sellers’ Representative Expense to the extent attributable to such gross negligence or willful misconduct. In furtherance of the foregoing, each Seller hereby authorizes the Disbursing Agent to withhold an aggregate amount of $2,000,000 (the “Expense Fund Amount”) from the amounts otherwise payable by the Disbursing Agent to the Sellers pursuant to Section 1.1(b), with the Disbursing Agent to withhold from the consideration otherwise payable to each Seller and distribute to the Sellers’ Representative an amount equal to each Seller’s Pro Rata Portion of the Expense Fund Amount, and the Disbursing Agent shall promptly pay the Expense Fund Amount to the Sellers’ Representative in immediately available funds. In addition, each Seller hereby authorizes the Sellers’ Representative to instruct the Escrow Agent to deduct from any amounts to be released from the Escrow Fund and distributed to such Seller in accordance with Section 9.6 an amount equal to such Seller’s Pro Rata Portion of any amounts to which the Sellers’ Representative is entitled pursuant to this Section 10.1(e). Any Sellers’ Representative Expenses may be recovered by the Sellers’ Representative from (i) first, the Expense Fund, (ii) second, from any amount otherwise distributable to each Seller from the Escrow Fund and (iii) third, directly from the Sellers; provided, however, that while this section allows the Sellers’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Sellers from their obligation to promptly pay such Sellers’ Representative Expenses as they are suffered or incurred, nor does it prevent the Sellers’ Representative from seeking any remedies available to it at law or otherwise. Each Seller acknowledges and agrees that in no event will the Sellers’ Representative be required to advance its own funds or otherwise incur any financial liability on behalf of the Sellers in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby. Furthermore, each of the Sellers agrees that the Sellers’ Representative shall not be required to take any action unless the Sellers’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Sellers’ Representative against the costs, expenses and liabilities which may be incurred by the Sellers’ Representative in performing such actions. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Sellers’ Representative under this Section 10.1(e). The indemnities provided to the Sellers’ Representative Group under this Section 10.1(e) will survive the Closing, the resignation or removal of the Sellers’ Representative or the termination of this Agreement. The Sellers’ Representative will hold the Expense Fund Amount in a segregated client funds account and the Expense Fund will be used (i) for the purposes of paying directly, or reimbursing the Sellers’ Representative for, any Sellers’ Representative Expenses pursuant to this Agreement, the Escrow Agreement or the Sellers’ Representative Engagement Agreement 40

and the agreements ancillary hereto or (ii) as otherwise directed by the Advisory Group. The Sellers will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Sellers’ Representative any ownership right that they may otherwise have had in any such interest or earnings. Each Seller acknowledges and agrees that the Sellers’ Representative is not providing any investment supervision, recommendations or advice and will not be liable to such Seller for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. Each of the Sellers agrees that the Sellers’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund, and has no tax reporting or income distribution obligations. The Sellers’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Sellers’ Representative’s responsibilities, the Sellers’ Representative will deliver any remaining balance of the Expense Fund to the Disbursing Agent for further distribution to the Sellers (at the Sellers’ sole cost and expense). For tax purposes, the Expense Fund Amount will be treated as having been received and voluntarily set aside by the Sellers at the time of Closing. (f) Advisory Group. Certain Sellers (the “Advisory Group”) have concurrently herewith entered into a letter agreement (the “Sellers’ Representative Engagement Agreement”) with Sellers’ Representative regarding direction to be provided by the Advisory Group to Sellers’ Representative in connection with its services under this Agreement, the Escrow Agreement and the Sellers’ Representative Engagement Agreement. Each Seller acknowledges and agrees that the Advisory Group shall incur no liability to the Sellers for any liability incurred by the members of the Advisory Group while acting in good faith and arising out of or in connection with the acceptance or administration of their duties (it being understood that any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith), even if such act or omission constitutes negligence on the part of the Advisory Group or one of its members. This indemnification and exculpation shall survive the termination of this Agreement. (g) Each of the Sellers agrees that all actions taken by the Sellers’ Representative under this Agreement, the Escrow Agreement or the Sellers’ Representative Engagement Agreement shall be binding upon each Seller and such Seller’s successors as if expressly confirmed and ratified in writing by such Seller, and all defenses which may be available to any Seller to contest, negate or disaffirm the action of the Sellers’ Representative taken in good faith under this Agreement, the Escrow Agreement or the Sellers’ Representative Engagement Agreement are waived. (h) Each of the Sellers agrees that the Sellers’ Representative shall be entitled to: (i) rely upon the Sellers’ Consideration Spreadsheet, (ii) rely upon any signature believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Seller or other party. (i) The Sellers’ Representative may retain one copy of the DVD or other digital media delivered to Purchaser by the Company pursuant to Section 6.6(o) of the Share Issuance Agreement if the Sellers’ Representative enters into a separate customary confidentiality agreement with Purchaser before the Closing. (j) Notwithstanding anything to the contrary contained in this Section 10.1 or elsewhere in this Agreement, all of the rights of the Sellers’ Representative and the Sellers’ Representative Group under this Section 10.1 relating to any portion of the Escrow Fund are subject, and subordinate, to the rights of the Indemnitees under this Agreement. 41

10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Contemplated Transactions. 10.3 No Waiver Relating to Claims for Fraud. The liability of any Person under Section 9 will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based on such Person’s commission of or participation in fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Section 9, shall be deemed a waiver by any Indemnitee of any tort right or remedy which such Indemnitee may have at law or in equity based on the commission of or participation by such Person or any of such Person’s directors, officers, employees or agents in fraud, nor will any such provision limit, or be deemed to limit: (a) the amounts of recovery sought or awarded in any such claim for fraud; (b) the time period during which a claim for fraud may be brought; or (c) the recourse which any Indemnitee may seek against such Person with respect to such a claim for fraud. 10.4 Fees and Expenses. (a) Singapore Stamp Duty on Secondary Share Purchase. Notwithstanding anything to the contrary contained in Section 10.4(b) or elsewhere in this Agreement, any Singapore Stamp Duty arising from this Agreement or any other instrument effecting the Secondary Share Purchase shall be borne equally by, and divided equally between, Purchaser and the Sellers. Purchaser shall be responsible for the payment of the Singapore Stamp Duty in connection with the Secondary Share Purchase to the relevant Taxing Authority and each Seller shall provide Purchaser with all relevant information and documentation relating to such payment, including a duly completed Form E4A and Working Sheet E. Purchaser shall be entitled to be reimbursed by each Seller for 50% of the Singapore Stamp Duty payable in connection with the sale of such Seller’s Purchased Shares to Purchaser pursuant to this Agreement through the deduction of the relevant amount from the consideration to be paid to such Seller for such Seller’s Purchased Shares pursuant to this Agreement. (b) Other Fees and Expenses. Subject to Sections 9 and 10.4(a), each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Contemplated Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the investigation and review conducted by Purchaser and its Representatives with respect to the Acquired Companies’ businesses (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review); (b) the negotiation, preparation and review of this Agreement and all agreements, certificates and other instruments and documents delivered or to be delivered in connection with the Contemplated Transactions; (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the Contemplated Transactions, and the obtaining of any Consent required to be obtained in connection with any of such transactions; and (d) the consummation of the Contemplated Transactions. No fees, costs or expenses incurred by any Seller or any Representative of any Seller shall be borne, paid or reimbursed by any Acquired Company. 10.5 Attorneys’ Fees. If any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (other than with respect to a claim for indemnification, compensation or reimbursement pursuant to Section 9 that is brought and resolved in accordance with Section 9.6) is brought by any Indemnitee against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). 42

10.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) if delivered by hand, when delivered; (b) if sent on a Business Day by facsimile transmission before 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the date on which receipt is confirmed; (c) if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent by facsimile transmission after 5:00 p.m. (recipient’s time) on the day sent by facsimile transmission and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; and (d) if sent via an international courier service, three Business Days after being delivered to such courier, in each case to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto); provided, however, that with respect to any such notices deliverable to the Sellers’ Representative, such notices shall be delivered solely via facsimile transmission or email (in either case with confirmation of receipt): If to Purchaser or Parent: Wal-Mart International Holdings, Inc. c/o Walmart Inc. 702 SW 8th Street, MS 0215 Bentonville, Arkansas 72716-0215 Attention: Senior Vice President – General Counsel, Walmart International Facsimile: (479) 277-5991 with copies (which shall not constitute notice) to: Walmart Inc. Unit 620, 6/F, 100 QRC, 100 Queen’s Road Central, Hong Kong Attention: Senior Vice President – General Counsel, Walmart Asia Facsimile: +852 25768900 Walmart Inc. 702 SW 8th Street, MS 0215 Bentonville, Arkansas 72716-0215 Attention: Vice President – General Counsel, Corporate Facsimile: (479) 277-5991 Hogan Lovells US LLP 4085 Campbell Avenue, Suite 100 Menlo Park, CA 94025 United States Attention: Richard E. Climan Christopher R. Moore Facsimile: 650-463-4199 If to the Sellers or the Sellers’ Representative: Fortis Advisors LLC Attention: Notices Department Facsimile: (858) 408-1843 43

Email: notices@fortisrep.com with copies (which shall not constitute notice) to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 220 West 42nd Street, 17th Floor New York, NY 10036 United States Attention: Steven L. Baglio, Andrew Y. Luh, Ferish P. Patel, Jonathan C. Pentzien and John H. Olson Facsimile: 877-881-0530 10.7 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 10.8 Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms of this Agreement. 10.9 Governing Law; Dispute Resolution. (a) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the state of Delaware irrespective of the choice of laws principles of the state of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. (b) Indemnification Claims. Any claim for indemnification, compensation or reimbursement pursuant to Section 9 shall be brought and resolved (and, at the option of any Indemnitee, any claim made after the Closing based upon fraud relating to this Agreement or any of the Contemplated Transactions may be brought and resolved) in accordance with Section 9.6 (it being understood that, for the avoidance of doubt and without limiting the effect of Section 10.9(c): (i) at the option of any Indemnitee, any claim based upon fraud against a Person who committed or participated in such fraud may be brought and resolved in accordance with Section 10.9(c) rather than in accordance with Section 9.6; and (ii) nothing in this Section 10.9(b) or elsewhere in this Agreement shall prevent any Indemnitee from seeking preliminary injunctive relief or any other equitable remedy from a court of competent jurisdiction). (c) Other Disputes. Except as otherwise provided in Section 10.9(b), any action, suit or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including an action, suit or other legal proceeding based upon fraud) may be brought or otherwise commenced in any state or federal court located in the state of Delaware. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the state of Delaware (and each appellate court located in the state of Delaware) in connection with any such action, suit or legal proceeding; (ii) agrees that each state and federal court located in the state of Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such action, suit or legal proceeding commenced in any state or federal court located in the state of Delaware, any claim that such party is not subject 44 personally to the jurisdiction of such court, that such action, suit or legal proceeding has been brought in an inconvenient forum, that the venue of such action, suit or legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. 10.10 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective heirs, executors, personal representatives, successors and assigns, if any. This Agreement shall inure to the benefit of the Sellers, Purchaser, the other Indemnitees and the respective successors and assigns of the foregoing (if any). Purchaser may freely assign any or all of its rights under this Agreement (including its rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. In connection with any such assignment by Purchaser, Purchaser may specify the extent to which references to Purchaser in this Agreement will be deemed to refer to the assignee. No Seller shall be permitted (and the Sellers’ Representative shall not be permitted) to assign any of such Seller’s (or the Sellers’ Representative’s) rights or delegate any of such Seller’s (or the Sellers’ Representative’s) obligations under this Agreement without Purchaser’s prior written consent. Any attempted assignment or delegation by any Seller or by the Sellers’ Representative in violation of this Section 10.10 shall be null and void. 10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Purchaser and the other Indemnitees under this Agreement are in addition to their respective rights and remedies under the Share Issuance Agreement. Nothing in this Agreement shall limit any of the rights or remedies of Purchaser or any of the other Indemnitees under the Share Issuance Agreement or any other Transaction Document (excluding the Company Closing Certificate, the documents delivered pursuant to Section 6.5 and the certificate contemplated by Section 6.6(d) of the Share Issuance Agreement); and nothing in the Share Issuance Agreement or any other agreement, certificate or document referred to in the Share Issuance Agreement or to be executed in connection with any of the transactions contemplated by the Share Issuance Agreement shall limit any Seller’s obligations, or any of the rights or remedies of Purchaser or any of the other Indemnitees, under this Agreement. No breach on the part of Purchaser or any other party of any covenant or obligation contained in the Share Issuance Agreement or any other agreement shall limit or otherwise affect any right or remedy of Purchaser or any of the other Indemnitees under this Agreement. The parties to this Agreement agree that, in the event of any breach or threatened breach by the Sellers’ Representative or any of the Sellers of any covenant, obligation or other provision set forth in this Agreement: (a) Purchaser shall be entitled, without proof of actual damages (and in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach; and (b) Purchaser shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or legal proceeding. Notwithstanding the foregoing, but subject to Section 10.3, for clarity, following the Closing, Section 9.7 shall control exclusively on the topic of monetary remedies for any breach of the Share Issuance Agreement by the Company or for any breach of this Agreement by any of the Sellers. 10.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set 45 forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 10.13 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or any of the Contemplated Transactions. 10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Sellers’ Representative (acting exclusively for and on behalf of all of the Sellers); provided, however, that this Agreement made be amended, on or before the Closing Date, to add any Eligible Shareholder as a Seller, and to amend Schedule I, pursuant to a joinder agreement duly executed on behalf of Purchaser and such Eligible Shareholder, without the need for any Consent on the part of any Seller, the Sellers’ Representative or any other Person. 10.15 Severability. Any term or provision of this Agreement that is deemed or determined to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Sellers, the Sellers’ Representative and Purchaser agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that such modified term or provision of this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the immediately preceding sentence, the Sellers, the Sellers’ Representative and Purchaser agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term. 10.16 Parties in Interest. Except for the provisions of Section 9, which may be enforced by the Indemnitees as set forth in Section 9, none of the provisions of this Agreement are intended to provide any right or remedy to any employee, creditor or other Person other than Purchaser, the Sellers and their respective successors and assigns (if any). 10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. 10.18 Performance of Purchaser Obligations. (a) To induce the Sellers to enter into this Agreement, Parent, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Sellers the due and punctual payment and performance of (i) Purchaser’s obligations under this Agreement and (ii) Purchaser’s payment obligations (including for breach) under this Agreement (collectively, the “Purchaser Guaranteed Obligations”), in each case, as and when due pursuant to the terms of this Agreement. This guarantee may not be revoked or terminated and shall remain in full force and effect without interruption and shall be binding on Parent and its successors and assigns until the Purchaser Guaranteed Obligations have been satisfied in full. All payments pursuant to this Section 10.18 shall be made in lawful money of the United 46

States, in immediately available funds. Parent promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of Parent of any kind. (b) The guarantee set forth in Section 10.18(a) (the “Purchaser Guarantee”) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by Purchaser of the Purchaser Guaranteed Obligations and not of collection. Should Purchaser default in the payment or performance of any of the Purchaser Guaranteed Obligations, Parent’s obligations hereunder shall become immediately due and payable to the Sellers. Claims hereunder may be made on one or more occasions. If any payment in respect of any Purchaser Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Parent shall remain liable hereunder with respect to such Purchaser Guaranteed Obligation as if such payment had not been made. (c) Parent agrees that the Purchaser Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay on the part of any Seller to assert any claim or demand or to enforce any right or remedy against Purchaser; (ii) any change in the time, place or manner of payment of the Purchaser Guaranteed Obligations or amendment or modification of any of the terms or provisions of this Agreement made in accordance with the terms of this Agreement; (iii) the addition, substitution or release of any Person that becomes a party to any of the Contemplated Transactions; (iv) any change in the corporate existence, structure or ownership of Purchaser; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Purchaser or its assets; (vi) the adequacy of any means the Sellers may have of obtaining payment related to the Purchaser Guaranteed Obligations; or (vii) the existence of any claim, set-off or other right which Purchaser may have at any time against the Sellers (other than rights of Purchaser pursuant to this Agreement), whether in connection with the Purchaser Guaranteed Obligations or otherwise. Parent waives promptness, diligence, notice of the acceptance of the Purchaser Guarantee and of the Purchaser Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Purchaser Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Purchaser or any other Person that becomes a party to any of the Contemplated Transactions, all suretyship defenses generally, and all defenses available to Parent under the Purchaser Guarantee (other than defenses to the payment of the Purchaser Guaranteed Obligations that are available to Purchaser under this Agreement). Parent acknowledges that it has received and will receive substantial direct and indirect benefits from the Contemplated Transactions and that the waivers set forth in this Section 10.18 are knowingly made in contemplation of such benefits. (d) No Seller shall have any obligation to proceed at any time or in any manner against, exhaust any or all of any Seller’s rights against Purchaser or any other person liable for any Purchaser Guaranteed Obligations prior to proceeding against Parent hereunder or resort to any security or other means of collecting payment. The Purchaser Guarantee may only be amended by a writing signed and delivered by Parent and the Sellers’ Representative. Parent hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any action asserting that the Purchaser Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the Enforceability Exception. (e) Parent hereby represents and warrants to the Sellers that: (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not contravene any provision of Parent’s organizational documents or any Legal Requirement or contractual restriction binding on Parent or its assets; and (ii) this Agreement constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the Enforceability Exception. 47

10.19 Construction. (a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. (b) Currencies; Exchange Rate. All references in this Agreement to “dollars” or “$” shall mean United States Dollars. All references in this Agreement to “rupees” or “₨” shall mean Indian National Rupees. All references in this Agreement to “Singapore dollars” or “S$” shall mean Singapore Dollars. Except as otherwise provided in this Agreement, for the purpose of translating an amount denominated in a currency other than dollars into dollars as of a specified date, such amount shall be determined using the exchange rate between such currency and dollars on the Business Day immediately preceding such date, as such exchange rate is reported on the Financial Times website at FT.com (c) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (d) Including. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” (e) References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement. All “Schedules” and “Exhibits” annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any “Schedule” or “Exhibit” but not otherwise defined therein shall be defined as set forth in this Agreement. Any Contract, instrument or statute defined or referred to in this Agreement or in Exhibit A means such Contract, instrument or statute, in each case as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of statutes) by succession or comparable successor statutes. Any Contract or instrument defined or referred to in this Agreement or in Exhibit A shall include all exhibits, schedules and other documents or Contracts attached thereto. Any statute defined or referred to in this Agreement or in Exhibit A shall include all rules and regulations promulgated thereunder. (f) Hereof. The terms “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. (g) Fraud. For purposes of this Agreement, the Company will be deemed to have committed fraud relating to an inaccurate or misleading Company Representation if the Company or any director, officer, employee, advisor or agent of the Company, or any other Person acting on behalf of the Company, has or had the requisite scienter under Delaware law. For purposes of this Agreement, a Seller will be deemed to have committed fraud relating to an inaccurate or misleading Personal Representation if such Seller or any director, officer, employee, advisor or agent of such Seller, or any other Person acting on behalf of such Seller, has or had the requisite scienter under Delaware law. 10.20 Waiver of Conflict; Attorney-Client Privilege. 48

(a) Purchaser, the Sellers’ Representative and each of the Sellers acknowledge that the Acquired Companies have been clients of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP (“Gunderson”), that Gunderson has received confidential information pertaining to the Acquired Companies in connection with such representation and that Gunderson has not represented Purchaser in connection with the preparation, negotiation or execution of this Agreement. Purchaser agrees that, from and after the Closing, Purchaser will not rely on Gunderson’s past receipt of confidential information or past representation of the Company in the Contemplated Transactions to cause the Company to disqualify Gunderson from representing one or more of the Sellers, or the Sellers’ Representative acting on their behalf, after the Closing in connection with any negotiation, transaction or dispute (including any litigation, arbitration or other adversary proceeding) between the Sellers, or the Sellers’ Representative acting on their behalf, and Purchaser arising under this Agreement, including with respect to any dispute regarding any indemnification claim by Purchaser or any other Indemnitee under this Agreement. Except as specifically set forth in this Section 10.20(a), Purchaser is not waiving any right it may have to cause the Company to assert any conflict of interest in connection with Gunderson’s actual or requested representation of any Person in any matter involving Purchaser or any Acquired Company. (b) Purchaser, the Sellers’ Representative and each of the Sellers agree that, from and after the Closing, if, absent this sentence, any attorney-client privilege, attorney work product protection or other similar privilege or protection would have applied to (i) any written communication between Gunderson, on the one hand, and the Acquired Companies or the Sellers, on the other hand, during the representation by Gunderson of the Company with respect to the Contemplated Transactions that is in the possession of any of the Acquired Companies or (ii) any advice given to the Sellers by Gunderson during the representation by Gunderson of the Company with respect to the Contemplated Transactions, then Purchaser shall not use any such communication or advice against the Sellers in any legal proceeding commenced at any time after the Closing between the Sellers, or the Sellers’ Representative acting on their behalf, and Purchaser with respect to the Contemplated Transactions; provided, however, that if (a) any Indemnitee asserts a claim against the Company or any Seller that is based in whole or in part on an allegation of fraud on the part of an Acquired Company, any Seller or any officer, director, employee, advisor or agent of any Acquired Company or such Seller on behalf of such Acquired Company or such Seller, as applicable, and (b) such Indemnitee, based on independent evidence, has a good faith belief that such fraud has been committed, then the restriction contained in this Section 10.20(b) shall not apply to any such communication or advice in the possession of any Acquired Company that reflects or demonstrates any scienter of the Company, any Seller or any officer, director, employee, advisor or agent of any Acquired Company or such Seller in connection with such claim. [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK] 49

CONFIDENTIAL

The parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

Purchaser:

WAL-MART INTERNATIONAL HOLDINGS, INC. a Delaware corporation

By: /s/ Leigh Hopkins
Name: Leigh Hopkins
Title: Senior Vice President, International Strategy & Business Development

Parent:

WALMART INC.,
a Delaware corporation, for purposes of Section 10.18 only

By: /s/ Emily McNeal
Name: Emily McNeal
Title: Vice President, Corporate Dvelopment

Sellers' Representative

FORTIS ADVISORS LLC,
a Delaware limited liability company

By______________________________
Name:
Title:

The Sellers:

____
Sachin Bansal

MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD	
Number of Company Shares to Sell (on an as-converted to Ordinary Shares basis)	__________ Company Shares* *or* ☐ All of my Company Shares

[SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

____________________________________ Binny Bansal MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Erasmic Venture Fund Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Accel India Venture II (Mauritius) Ltd MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

_____________________________________ Authorised Representative of Accel Growth FII (Mauritius) Ltd MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Accel Growth III Holdings (Mauritius) Ltd MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Scottish Mortgage Investment Trust PLC, acting through its agent, Baillie Gifford & Co. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

_____________________________________ Vanguard World Fund, on behalf of its Series Vanguard International Growth Fund, acting through its agent, Baillie Gifford Overseas Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Vanguard Variable Insurance Funds, on behalf of its series of shares known as the International Portfolio, acting through its agent Baillie Gifford Overseas Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of DGF Bravo, Ltd. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

__________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of DST Asia III MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of DST Asia III-B MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of DST Asia IV MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

__________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of DST Asia X MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of FKT Mauritius Investment Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of eBay Singapore Services Private Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

__________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Lathe Investment Pte Ltd MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Greenoaks FKT LLC MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of ICQ Investments I, LP [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners, L.P. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners-B, L.P. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners Co-Invest, L.P., Series F [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners Co-Invest, L.P., Series FK - G MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners II, L.P. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

Partners II-B, L.P. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Iconiq Strategic Partners II Co-Invest, L.P., Series FK - H MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of IDG Ventures India I LLC MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

Authorised Representative of Morgan Stanley Institutional Fund, Inc. - Global Discovery Portfolio, by Morgan Stanley Investment Management Inc. acting as investment adviser to the listed portfolio MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Brighthouse Funds Trust I - Morgan Stanley Mid Cap Growth Portfolio, by Morgan Stanley Investment Management Inc. acting as investment adviser to the listed portfolio MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares ____________________________________ Authorised Representative of Morgan Stanley Institutional Fund, Inc. - Growth Portfolio, by Morgan Stanley Investment Management Inc. acting as investment adviser to the listed portfolio MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

__________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of MVP Opportunity Fund II LLC MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of MIH B2C Holdings B.V. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of New Enterprise Associates - IndoUS Ventures, LLC [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of PI Opportunities Fund I MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of INQ Holding LLC MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Sofina S.A. [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Steadview Capital I MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of SVF Holdings (Jersey) L.P., acting through its general partner SVF Holdings GP (Jersey) Limited MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Vulcan Capital Growth Equity LLC, as the Vice President of Cougar Investment Holdings LLC, the [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

Managing Member of Vulcan Capital Growth Equity Management LLC, its Manager MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Internet Fund II Pte. Ltd. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Internet Fund III Pte. Ltd. MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

_____________________________________ Authorised Representative of Internet Fund IIIa Pte. Ltd MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Tiger Global International II Holdings MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares _____________________________________ Authorised Representative of Tiger Global International IV Holdings MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

_____________________________________ Authorised Representative of Tiger Global International III Holdings MAXIMUM NUMBER OF COMPANY SHARES TO BE SOLD __________________ Number of Company Shares to Sell Company Shares* (on an as-converted to Ordinary Shares or basis) All of my Company Shares * If you wish to sell only a portion of your Company Shares, please enter a whole number of Shares that you wish to sell, on an as-converted to Ordinary Shares basis, specifically giving effect to the adjusted conversion rates of the Company’s Series G Shares and Series H Shares. Each Series G Share will be deemed to represent 1.359156088 Company Shares and each Series H Share will be deemed to represent 1.61428158 Company Shares for purposes of this Offer. You should fill in the above number of Company Shares assuming that each Series G Share is actually 1.359156088 Company Shares and each Series H Share is actually 1.61428158 Company Shares. Purchaser shall have the authority to round down the number of shares accepted for purchase if it would result in any fractional shares. [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “§9.2(a) Claim” has the meaning assigned to such term in Section 9.6(a). “§9.2(b) Claim” has the meaning assigned to such term in Section 9.6(a). “Acquired Company” means: (a) the Company; (b) each Subsidiary of the Company; and (c) for purposes of the Company Representations, each corporation or other Entity that has been merged into, or that has been combined, amalgamated or consolidated with (including pursuant to a plan or scheme of arrangement) any of the Entities identified in clauses “(a)” and “(b)” above. “Acquired Company Option” has the meaning assigned to such term in the Share Issuance Agreement. “Acquired Company Warrant” has the meaning assigned to such term in the Share Issuance Agreement. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a material portion of any Acquired Company’s business or assets, including Intellectual Property; (b) the grant, issuance, disposition or acquisition of (i) any share in the capital of any Acquired Company or other equity security of any Acquired Company, other than Company Shares issued upon the exercise or conversion of any Acquired Company Option, Acquired Company Warrant or Company Preference Share that is outstanding on the Agreement Date and identified in Part 2.3(a), Part 2.3(b), Part 2.3(c)-1, Part 2.3(c)-2, Part 2.3(d)-1 or Part 2.3(d)-2 of the Company Disclosure Schedule, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share in the capital of any Acquired Company or other equity security of any Acquired Company or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share in the capital of any Acquired Company or other equity security of any Acquired Company; or (c) any merger, demerger, amalgamation, plan or scheme of arrangement, consolidation, business combination, reorganization, restructuring or similar transaction involving any Acquired Company. “Adjusted Pre-Money Company Equity Value” means an amount equal to $20,000,000,000, minus the sum of: (a) the Aggregate Repurchase Price; plus (b) the Deductible Company Transaction Expense Amount; plus (c) the Closing Debt Amount; plus (d) the Deductible Transaction Bonus Amount; plus (e) the Specified Warrant Cancelation Payment Amount. “Advisory Group” has the meaning assigned to such term in Section 10.1(f). “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. In addition, a natural person’s spouse and other members A-1 of such natural person’s immediate family shall be deemed “Affiliates” of such natural person. The term “Affiliate” shall be deemed to include current and future “Affiliates.” “Aggregate Repurchase Price” means the aggregate dollar amount paid or payable by or on behalf of the Company to Persons that are or were shareholders of the Company in connection with the Repurchase Transactions. “Agreed Amount” has the meaning assigned to such term in Section 9.6(d). “Agreement” has the meaning assigned to such term in the Preamble to the Agreement. “Agreement Date” has the meaning assigned to such term in the Preamble to the Agreement. “AML Laws” has the meaning assigned to such term in Section 2.5. “Anti-Corruption Law” means the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the Indian Prevention of Corruption Act, 1988, as amended, or any other law or regulation that prohibits the conferring of any gift, payment, thing of value or other benefit on any person or any officer, employee, agent or advisor of such person, or which has as its objective the prevention of corruption and/or bribery. “API” means application program interface. “Apportioned Litigation Reserve Amount” has the meaning assigned to such term in Section 9.3(c)(i). “Arbitrable Indemnification Dispute” has the meaning assigned to such term in Section 9.6(f). “Attachment Notice” has the meaning assigned to such term in paragraph 4.2 of Schedule 10. “Attachment Order” has the meaning assigned to such term in paragraph 4.2 of Schedule 10. “Award Amount” has the meaning assigned to such term in Section 9.6(f)(v). “Big Four Accounting Firm” means any of: (a) Deloitte Touche Tohmatsu or any of its Indian Affiliates or associates; (b) KPMG or any of its Indian Affiliates or associates; (c) PricewaterhouseCoopers or any of its Indian Affiliates or associates; and (d) EY or any of its Indian Affiliates or associates. “Burdensome Condition” means any condition, remedy or action that Purchaser is not obligated to accept or take pursuant to Section 5.1(d). “Business Day” means any day other than a Saturday, Sunday or public holiday in India, Singapore or the state of Arkansas, USA. “CCI” means the Competition Commission of India. “CCI Approval” has the meaning assigned to such term in Section 6.3(a). “CCI Regulations” means the Competition Act 2002 read with The Competition Commission of India (Procedure in regard to the transaction of business relating to combinations) Regulations, 2011. A-2

“Charter Document” means, with respect to any Entity, the constitution, articles of association, bylaws and/or any other applicable organizational document of such Entity. “Claimed Amount” has the meaning assigned to such term in Section 9.6(a). “Closing” has the meaning assigned to such term in Section 1.2. “Closing Date” has the meaning assigned to such term in Section 1.2. “Closing Debt Amount” means the amount (denominated in dollars and determined using the Specified Exchange Rate, as applicable), if any, by which (a) the aggregate amount of Company Indebtedness (on a consolidated basis) as of the Closing, other than Company Indebtedness for borrowed money incurred for working capital purposes and secured by cash or inventory of the Acquired Companies, exceeds (b) $5,000,000. For clarity, if the aggregate amount of the Company Indebtedness referred to in clause “(a)” is less than or equal to $5,000,000, then the Closing Debt Amount shall be zero. “Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to the Code, the Treasury Regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement. “Company” has the meaning assigned to such term in the Preamble to the Agreement. “Company Closing Certificate” has the meaning assigned to such term in the Share Issuance Agreement. “Company Compliance Representations” means: (a) the representations and warranties made by the Company in Section 2.4(c) (Internal Controls) and Section 2.12 (other than Sections 2.12(a) and 2.12(j)) (Compliance with Legal Requirements) of the Share Issuance Agreement; (b) all statements and other items of information set forth in the Company Disclosure Schedule relating to any of the representations and warranties specified in clause “(a)” above; and (c) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “Company Consideration Spreadsheet” has the meaning assigned to such term in the Share Issuance Agreement. “Company Disclosure Schedule” means the schedule (dated as of the Agreement Date) delivered to Purchaser on behalf of the Company and prepared in accordance with Section 10.17 of the Share Issuance Agreement. “Company Employee” means any current or former director, officer, employee, secondee, agent, independent contractor or consultant of any Acquired Company. “Company Indebtedness” means any Indebtedness of any Acquired Company (including any Indebtedness with respect to which any Acquired Company is or may become subject to any obligation or other Liability). “Company Option” means an option to purchase Company Ordinary Shares from the Company, including, for the avoidance of doubt, any stock option unit issued under the Flipkart 2015 Stock Option Unit Sub-Plan, but excluding any Company Warrant. A-3

“Company Ordinary Shares” means, collectively, the ordinary shares in the capital of the Company. “Company Preference Shares” means preference shares in the capital of the Company, including the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares, the Series F Shares, the Series G Shares, the Series H Shares and the Series I Shares. “Company Representations” means, collectively, the Company Compliance Representations, the Company Tax Representations, the General Company Representations and the Fundamental Company Representations. “Company Shares” means, collectively, the Company Ordinary Shares and the Company Preference Shares. “Company Tax Representations” means: (a) the representations and warranties made by the Company in Section 2.14 (Tax Matters) of the Share Issuance Agreement; (b) all statements and other items of information set forth in the Company Disclosure Schedule relating to any of the representations and warranties specified in clause “(a)” above; and (c) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “Company Transaction Expense” means each of the following Expenses (whether or not incurred on or before the Agreement Date, during the Pre-Closing Period or at or after the Closing, whether or not invoiced before the Closing and whether or not paid before the Closing) incurred by or on behalf of any Acquired Company, or to or for which any Acquired Company was, is or becomes subject or liable, in connection with or relating to the Agreement, the Share Issuance Agreement or any of the Contemplated Transactions or the process resulting in such transactions: (a) Expenses described in Section 10.4(b); (b) any Expense paid or payable to outside legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person who performed services for or on behalf of, or provided advice to, any Acquired Company or any Representative of any Acquired Company, or who is otherwise entitled to any compensation or payment from any Acquired Company, in connection with or relating to the Agreement, the Share Issuance Agreement or any of the Contemplated Transactions or the process resulting in such transactions; and (c) any Expense incurred by or on behalf of any securityholder or Representative of any Acquired Company in connection with or relating to the Agreement, the Share Issuance Agreement or any of the Contemplated Transactions or the process resulting in such transactions that any Acquired Company paid or pays, or reimbursed or reimburses, or was, is or will be obligated to pay or reimburse. For clarity, the term “Company Transaction Expense” shall not be deemed to include any payment required to be made to the counterparty to a Material Contract (as such term is defined in the Share Issuance Agreement) for the purpose of inducing such counterparty to grant to the Company a Consent required to be obtained in connection with the Contemplated Transactions or any payment required to be made to a Governmental Entity for the purpose of inducing such Governmental Entity to grant a Governmental Authorization required to be obtained in connection with the Contemplated Transactions. “Company Warrant” means a warrant to purchase Company Shares from the Company. “Computer Software” means computer software, data files, source and object codes, APIs, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto. “Confidential Information” includes: (a) any information that is owned, used or possessed by any Acquired Company as of the Closing in connection with its business, held in any form, and any related A-4 goodwill, including (i) all Intellectual Property and Intellectual Property Rights, (ii) all information contained in or derived from Computer Software, databases, drawings, data, formulae, specifications, component lists, instructions, manuals, brochures, catalogues and process descriptions and (iii) all financial and other commercial information, including any information concerning (A) the marketing of goods or services, including customer names and lists and other details of customers, cost of materials and labor, pricing and commission structures, sales targets, sales statistics, market research reports and surveys, and advertising or other promotional materials or (B) future projects, business development or planning, budgets and targets, commercial relationships and related negotiations; (b) any information that is owned, used or possessed by Purchaser or any of Purchaser’s Affiliates as of the Closing in connection the business of Purchaser and its Affiliates, held in any form, and any related goodwill; and (c) Transaction-Related Confidential Information. “Consent” means any approval, consent, ratification, permission, waiver, order or authorization (including any Governmental Authorization). “Contemplated Transactions” means all transactions and actions contemplated by the Agreement (including the Secondary Share Purchase and the Share Issuance) and all transactions and actions contemplated by the agreements, plans and other documents entered into or delivered in connection with, or referred to in, the Agreement. “Contested Amount” has the meaning assigned to such term in Section 9.6(b). “Contract” means any legally binding written, oral or other agreement, contract, license, sublicense, subcontract, settlement agreement, deed, lease, power of attorney, instrument, note, purchase order, warranty, insurance policy, benefit plan or other legally binding commitment, understanding, arrangement or undertaking of any nature. “Conversion Event” has the meaning assigned to such term in the Recitals to the Agreement. “Conversion Factor” means: (a) with respect to each Company Share (other than a Series G Share or a Series H Share), 1; (b) with respect to each Series G Share, 1.359156088; and (c) with respect to each Series H Share, 1.61428158. “Damages” means any loss, damage, injury, liability, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature; provided, however, that “Damages” shall not include any punitive damages or exemplary damages unless such damages are awarded to a third party by a Governmental Entity in connection with any Legal Proceeding. “Deductible Company Transaction Expense Amount” means an amount denominated in dollars (determined using the Specified Exchange Rate, as applicable) equal to the product of: (a) an amount equal to (i) the aggregate amount of Company Transaction Expenses; multiplied by (b) a fraction having (i) a numerator equal to the Fully Diluted Share Number and (ii) a denominator equal to the sum of (A) the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis), plus (B) the aggregate number of Issued Shares. “Deductible Transaction Bonus Amount’ means an amount equal to the product of (a) the Transaction Bonus Amount, multiplied by (b) the fraction having (i) a numerator equal to the Fully Diluted Share Number; and (ii) a denominator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis). A-5

“Designated Personal Representations” means the representations and warranties set forth in Section 2.1 (other than Section 2.1(c)) (Capacity and Authority) and Section 2.3 (Title and Ownership). “Disbursing Agent” means a bank or trust company selected by Purchaser to act as disbursing agent in connection with the Contemplated Transactions. “Dispute Period” has the meaning assigned to such term in Section 9.6(b). “DTAA” means any Double Taxation Avoidance Agreement entered into between India and any country where a Seller is resident. “Eligible Shareholders” means any shareholder of the Company who is not a party to this Agreement on the Agreement Date. “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, license, possessory interest, conditional sale or other title retention arrangement, intangible property right, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any similar nature (including any restriction on the voting of any security or the receipt of any income derived from any asset, or any restriction on the transfer, use, possession or ownership of any security or other asset). For clarity, the provisions of the Constitution of the Company shall not be deemed to be an Encumbrance with respect to any Company Shares. “End Date” has the meaning assigned to such term in Section 8.1(b). “Enforceability Exception” means the effect, if any, of: (a) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company, joint stock company, company limited by shares or company limited by guarantee, whether public or private), firm, body corporate or incorporate (whether or not having separate legal personality) or other enterprise, association, organization or entity. “Escrow Agent” has the meaning assigned to such term in Section 1.1(b). “Escrow Agreement” means an escrow agreement in a form mutually agreed among Purchaser, the Escrow Agent and the Sellers’ Representative before the Closing. “Escrow Amount” means an amount equal to ****% of the Price Per Secondary Share multiplied by the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis) sold by the Sellers to Purchaser pursuant to the Agreement. “Escrow Fund” means, at any time, the aggregate funds and other assets then held in the escrow account established by depositing the Escrow Amount with the Escrow Agent in accordance with the Escrow Agreement to partially secure the indemnification obligations of the Sellers to the Indemnitees. “Exclusion Option” has the meaning assigned to such term in Section 1.1(a). Confidential Information has been omitted from this page and replaced by the asterisks appearing on this page. Such Confidential Information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information under Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended. A-6

“Existing Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of September 20, 2017, by and among the Company and the shareholders of the Company that are parties thereto. “Existing Shareholders’ Agreement” means the Amended and Restated Shareholders Agreement dated as of September 20, 2017, by and among the Company and the shareholders of the Company that are parties thereto, disregarding any amendments made during the Pre-Closing Period. “Expense” means any fee, cost, expense, payment, expenditure or similar liability. “Expense Fund” means, at any time, the aggregate funds and other assets then held by the Sellers’ Representative in a segregated client funds account in accordance with Section 10.1(e). “Expense Fund Amount” has the meaning assigned to such term in Section 10.1(e). “Export Controls” has the meaning assigned to such term in Section 2.5. “Form E4A” means the Form E4A (Requisition Form for Share Transfer) prescribed by the Inland Revenue Authority of Singapore. “fraud” means fraud within the meaning of Delaware law, with scienter, as defined in accordance with Delaware law. “Fully Diluted Share Number” means an amount equal to the sum of, without duplication: (a) the aggregate number of Company Ordinary Shares issued and outstanding immediately prior to the Closing; plus (b) the aggregate number of Company Ordinary Shares that would be issuable upon the conversion of the Company Preference Shares that are issued and outstanding immediately prior to the Closing; plus (c) the aggregate number of Company Ordinary Shares purchasable under or otherwise subject to Company Options or Company Warrants outstanding immediately prior to the Closing; plus (d) the aggregate number of Company Ordinary Shares issuable upon the conversion of Company Preference Shares purchasable under or otherwise subject to Company Warrants outstanding immediately prior to the Closing; plus (e) the aggregate number of Company Ordinary Shares purchasable under or otherwise subject to any right (other than a Company Option or a Company Warrant) to acquire Company Shares (whether or not immediately exercisable) outstanding immediately prior to the Closing (in each case, determined on an as-converted-to- Company Ordinary Shares basis); plus (f) the aggregate number of Company Ordinary Shares that would be issuable upon the conversion of any convertible securities of the Company (other than Company Preference Shares) outstanding immediately prior to the Closing. “Fundamental Company Representations” means: (a) the representations and warranties made by the Company in Sections 2.1(a) (Due Organization; Etc.), 2.3 (Capitalization), 2.10(t) (Intellectual Property), 2.20 (Authority; Binding Nature of Agreements) and 2.22 (Brokers) of the Share Issuance Agreement; (b) all statements and other items of information set forth in the Company Disclosure Schedule relating to any of the representations and warranties specified in clause “(a)” above; (c) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above; and (d) the representations, warranties, certifications and other statements and information set forth in the Company Consideration Spreadsheet and the Sellers’ Consideration Spreadsheet. “General Cap Amount” has the meaning assigned to such term in Section 9.3(d)(i). A-7

“General Company Representations” means: (a) the representations and warranties made by the Company in the Share Issuance Agreement, other than the Company Compliance Representations, the Company Tax Representations and the Fundamental Company Representations, and all statements and other items of information set forth in the Company Disclosure Schedule relating to any of such representations and warranties; and (b) the representations and warranties set forth in the Company Closing Certificate, to the extent such representations and warranties relate to any of the matters addressed in any of the representations and warranties specified in clause “(a)” above. “General Representation Expiration Time” has the meaning assigned to such term in Section 9.1(a). “Government Official” means any person qualifying as a public official under any Legal Requirement of any relevant jurisdiction, and also includes: (c) a person who holds a legislative, judicial, or managerial position in or with a Governmental Entity; (d) a person holding an official position, such as an employee, officer or director, in or with any Governmental Entity or state-owned or controlled commercial or other enterprise that has supervisory or regulatory oversight over any of the Acquired Companies, or which is, or is likely to become, a customer of any Acquired Company; (e) other than in or with those Governmental Entities described in clause “(b)” above, a person holding an official position, such as an officer or director, in or with any Governmental Entity or state-owned or controlled commercial or other enterprise; (f) an individual “acting in an official capacity,” such as pursuant to a delegation of authority, from a Governmental Entity to carry out official responsibilities; (g) an official of a public international organization such as the United Nations, the World Bank, the International Monetary Fund or a regional development bank; (h) an official of a political party or a candidate for political office; (i) an immediate family member, such as a parent, spouse, sibling or child of a person referred to in any of clauses “(a)” through “(f)” above; and (j) an agent or intermediary of any person referred to in any of clauses “(a)” through “(g)” above. “Governmental Authorization” means any: (a) permit, license, approval, certificate, franchise, permission, clearance, Consent, registration, variance, sanction, exemption, order, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Legal Requirement; or (b) right under any Contract with any Governmental Entity. “Governmental Entity” means any: (a) nation, multinational, supranational, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) instrumentality, public sector undertaking, state-owned enterprise, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or A-8

(d) quasi-governmental body exercising any executive, legislative, judicial, regulatory, taxing, importing or other governmental functions or any stock exchange or self-regulatory organization, including the Securities Industry Council of Singapore. “Gunderson” has the meaning assigned to such term in Section 10.20(a). “Identified Seller” means each of Sachin Binsal, Binny Binsal and PI Opportunities Fund I. “IFRS” means the International Financial Reporting Standards. “Indebtedness” of a Person means, without duplication: (a) any obligation (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of such Person, whether long-term or short-term, whether or not represented by a bond, debenture, note or other security or instrument and whether or not convertible into any other security or instrument, for the repayment of money borrowed, whether owing to a bank, to another financial institution, to a Governmental Entity, on an equipment lease or otherwise; (b) any deferred obligation of such Person for the payment of the purchase price of any property or other asset purchased (other than current accounts payable that were incurred in the ordinary course of business); (c) any obligation of such Person to pay rent or other amounts under a lease which is required to be classified as a capital lease or a capitalized liability on a balance sheet prepared in accordance with IFRS or generally accepted accounting principles and best practices in India; (d) any outstanding reimbursement obligation of such Person with respect to any letter of credit, bankers’ acceptance or similar facility issued for the account of such Person that has been drawn upon; (e) any obligation of such Person under any agreement with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; (f) any obligation secured by any Encumbrance existing on any property or other asset owned by such Person, whether or not indebtedness secured thereby has been assumed; (g) any guaranty, endorsement, assumption or other similar contingent obligation of such Person in respect of, or to purchase or to otherwise acquire, any indebtedness of another Person; and (h) any premium, penalty, fee, expense, breakage cost or change of control payment required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of any of the Contemplated Transactions or any transaction in connection with any lender Consent. For clarity, in no event shall Indebtedness include any intercompany indebtedness among the Acquired Companies. “Indemnitees” means the following Persons: (a) Purchaser; (b) Purchaser’s Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that neither the Sellers nor the Acquired Companies shall be deemed to be “Indemnitees.” “Indian Tax Year” means the 12-month period commencing on April 1st of a particular calendar year and ending on March 31st of the following calendar year. “Injunctive Order” has the meaning assigned to such term in paragraph 6 of Schedule 10. “Insider Receivable” means any amount (including any loan, advance or other amount) owed to any Acquired Company by a director, executive officer or shareholder of any Acquired Company, other than any such amount owed to the Company by an employee of any Acquired Company in the ordinary course of the Acquired Companies’ business. A-9

“Intellectual Property” means algorithms, APIs, apparatus, data, data collections and databases, diagrams, designs, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, domain names, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship (including presentations and all other written materials) and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world, in each case whether registered or unregistered: (a) rights associated with works of authorship, including exclusive exploitation rights, design rights, and copyrights; (b) Trademark rights, rights in domain names, and similar rights; (c) Trade Secret rights and similar rights; (d) Patent and industrial property rights and similar rights; (e) other proprietary rights in Intellectual Property; (f) database rights and similar rights; and (g) rights in or relating to registrations, renewals, extensions, reversions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above. “Issued Shares” has the meaning assigned to such term in the Share Issuance Agreement. “IT Act” means the (Indian) Income Tax Act, 1961, together with any statutory modifications or re-enactment thereof and with all applicable bye-laws, rules, regulations, orders, circulars, notifications, ordinances and the like issued thereunder. “JAMS Rules” means JAMS’ Comprehensive Arbitration Rules and Procedures. An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could reasonably be expected to have discovered or otherwise become aware of such fact or other matter after having conducted a reasonable inquiry under the circumstances with respect thereto. Further, a Seller that is an Entity shall be deemed to have “Knowledge” of a particular fact or other matter if such Seller or any officer, director, general partner or manager (director equivalent only) of such Seller has or had Knowledge of such fact or other matter. Purchaser shall be deemed to have “Knowledge” of a particular fact or other matter if any officer or director of Purchaser has or had Knowledge of such fact or other matter. “Legal Proceeding” means any action, suit, litigation, arbitration, application, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination, review or investigation commenced, brought, conducted or heard by or before any court or other Governmental Entity (including any Taxing Authority) or any arbitrator or arbitration panel. “Legal Requirement” means any national, federal, state, provincial, local, municipal, foreign, supranational or other law, statute, constitution, treaty, controlling principle of common law, directive, resolution, ordinance, code, edict, Order, rule, regulation or requirement issued, enacted, adopted, promulgated, entered, implemented or otherwise put into effect by or under the authority of any Governmental Entity. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, A-10 derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with IFRS and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Liquidation Event Waiver” has the meaning assigned to such term in the Recitals to the Agreement. “Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, condition, assets, liabilities, operations or results of operations of the Acquired Companies, taken as a whole; or (b) Purchaser’s right to own, transfer or exercise voting rights with respect to, or to receive dividends or other distributions with respect to, any Company Shares following the Closing; provided, however, that, for purposes of clause “(a)” only, none of the following shall, either alone or in combination, be taken into account in determining whether a Material Adverse Effect has occurred (unless, in the case of each of clauses “(i),” “(ii),” “(iii),” “(iv)” and “(v)” below, it has a disproportionate effect on any Acquired Company as compared to the other companies in the industry in which such Acquired Company operates, in which case, only the extent of such disproportionate effect shall be taken into account when determining whether a Material Adverse Effect has occurred): (i) adverse changes in general economic conditions, adverse changes affecting the industry in which the Acquired Companies operate or adverse changes in global capital or global financial markets generally, in each case, occurring after the Agreement Date; (ii) acts of war, sabotage or terrorism or military actions (or any escalation or worsening thereof), in each case, occurring after the Agreement Date; (iii) earthquakes, hurricanes, tornadoes, floods or other natural disasters, in each case, occurring after the Agreement Date; (iv) changes after the Agreement Date in Legal Requirements (or the interpretation thereof), excluding (A) any change in the (Indian) Foreign Exchange Management Act, 1999 or any rule, regulation or circular promulgated, made or issued thereunder or the interpretation of any of the foregoing and (B) any change in any Legal Requirement directly relating to the (Indian) Foreign Exchange Management Act, 1999 or any rule, regulation or circular promulgated, made or issued thereunder or the interpretation of any of the foregoing; (v) changes after the Agreement Date in IFRS (or the interpretation thereof); (vi) any loss of, or adverse change in the Acquired Companies’ relationships with, employees, customers, suppliers or business partners of the Acquired Companies after the Agreement Date that has arisen from the announcement or pendency of the Agreement; (vii) any failure to take a specifically identified action requested by the Company that is prohibited by the terms of Section 4.2 (other than Sections 4.2(a), 4.2(b) and 4.2(c)) of the Share Issuance Agreement for which such specifically identified action Purchaser has not provided its consent following receipt of a written request therefor from the Company; or (viii) any failure, in and of itself, of the Company to meet financial projections, estimates or forecasts after the Agreement Date (it being understood that any fact or circumstance giving rise to such failure may constitute a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred). “New Shareholders’ Agreement” has the meaning assigned to such term in Section 4.7. “Notice of Claim” has the meaning assigned to such term in Section 9.6(a). “Order” means any order, writ, injunction, judgment, edict, decree, ruling or award of any arbitrator or any court or other Governmental Entity. “PAN Substitute” means, with respect to any Seller: (a) the name, e-mail id and contact number of such Seller; (b) the address of such Seller in such Seller’s country of residence; (c) a certified copy of a valid tax residence certificate issued by the relevant Governmental Entity to such Seller in such Seller’s country of residence covering the entire Indian Tax Year in which the Closing occurs; (d) a certified copy A-11 of a tax identification number of such Seller in such Seller’s country of residence or, if no such number is available, the unique number assigned to such Seller by the relevant Governmental Entity in such Seller’s country of residence for purposes of identifying such Seller; or (e) a certified copy of the unique number on the basis of which such Seller is identified by the relevant Government Entity of the country where such Seller is a resident. “Parent” has the meaning assigned to such term in the Preamble to the Agreement. “Parties” has the meaning assigned to such term in paragraph 1 of Schedule 10. “Patents” means patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisional, and continued prosecution applications, and all patents issuing thereon), reissues, reexaminations, substitutes, and extensions of any of the foregoing, patent or invention disclosures, registrations, applications for registrations and any term extension or other governmental action which provides rights beyond the original expiration date of any of the foregoing. “Permitted Residual Information” means information that: (a) is retained in the unaided memories of natural persons who are a Seller’s employees or general partners who properly have had access to Confidential Information (for clarity, a natural person’s memory is unaided if such natural person has not intentionally memorized Confidential Information for the purpose of retaining and subsequently using or disclosing it and has not reviewed, referenced or consulted any written or otherwise recorded Confidential Information after it was first disclosed to such natural person); and (b) consists of general, high-level business or operational know how regarding the industries in which the Acquired Companies operate; provided, however, that under no circumstances will any confidential or proprietary information (including any product, service or technology) that specifically relates to the business of any of the Acquired Companies be considered “Permitted Residual Information.” “Person” means any individual, Entity or Governmental Entity. “Personal Representations” means the representations and warranties set forth in Section 2. “Personal Tax Representations” means the representations and warranties set forth in Section 2.4. “POEM” has the meaning assigned to such term in Section 2.4(a). “Pre-Closing Period” means the period commencing on the Agreement Date and continuing until the earlier of the termination of the Agreement pursuant to Section 8 and the Closing. “Price Per Secondary Share” means an amount denominated in dollars equal to the Adjusted Pre- Money Company Equity Value divided by the Fully Diluted Share Number. “Pro Rata Portion” means, for any Seller, the fraction having: (a) a numerator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis) sold by such Seller to Purchaser pursuant to this Agreement; and (b) a denominator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis). A-12

“Purchased Shares” means the Company Shares to be sold by the Sellers to Purchaser pursuant to the Agreement, excluding any Company Shares with respect to which Purchaser has exercised the Exclusion Option. “Purchaser” has the meaning assigned to such term in the Preamble to the Agreement. “Purchaser Cure Period” has the meaning assigned to such term in Section 8.1(g). “Purchaser Derivative Damages” means Damages deemed to be incurred by Purchaser by operation of Section 9.2(c)(i) as a result of Damages that an Acquired Company has suffered, incurred or otherwise become subject to. “Purchaser Guarantee” has the meaning assigned to such term in Section 10.18(b). “Purchaser Guaranteed Obligations” has the meaning assigned to such term in Section 10.18(a). “Purchaser Secondary Ownership Percentage” means the fraction having: (a) a numerator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis); and (b) a denominator equal to the Fully Diluted Share Number. “Remaining Available Escrow Amount” means, at any time, the aggregate amount available in the Escrow Fund (after deducting the aggregate dollar amount of all Claimed Amounts under pending Notices of Claim) as of such time. “Remaining §9.2(a) Claim Retained Amount” has the meaning assigned to such term in Section 9.6(i)(i). “Remaining §9.2(b) Claim Retained Amount” has the meaning assigned to such term in Section 9.6(i)(ii). “Representatives” means officers, directors, employees, secondees, agents, attorneys, accountants, advisors and representatives. The term “Representatives” shall be deemed to include current and future “Representatives.” “Repurchase Transactions” has the meaning assigned to such term in the Recitals to the Agreement. “Required Sellers” means Sellers whose collective ownership of the Company Shares referred to in Column D of Schedule I, when taken together with the Issued Shares, represent 51% or more of the total number of Company Shares outstanding immediately after the Closing (after giving effect to the Conversion Event and the Share Issuance). “Response Notice” has the meaning assigned to such term in Section 9.6(b). “ROFR Waiver” has the meaning assigned to such term in the Recitals to the Agreement. “Secondary Allocation Gross-Up Factor” means the fraction having: (a) a numerator equal to the sum of (i) the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis) plus (ii) the aggregate number of Issued Shares; and (b) having a denominator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis). A-13

“Secondary Share Purchase” has the meaning assigned to such term in the Recitals to the Agreement. “Secondary Specified Fraction” means a fraction having: (a) a numerator equal to the aggregate number of Purchased Shares (determined on an as-converted-to-Company Ordinary Shares basis); and (b) a denominator equal to the sum of (i) the aggregate number of Purchased Shares (determined on an as- converted-to-Company Ordinary Shares basis), plus (ii) the aggregate number of Issued Shares. “Seller Conduct Notice” has the meaning assigned to such term in paragraph 3.1 of Schedule 10. “Seller Covenant Expiration Date” has the meaning assigned to such term in Section 9.1(f)(ii). “Seller Cure Period” has the meaning assigned to such term in Section 8.1(f). “Seller Material Adverse Effect” means any Effect that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to the ability of any Seller to perform any of its material covenants or obligations under the Agreement or under any other Transaction Document. “Sellers” has the meaning assigned to such term in the Preamble to the Agreement. “Sellers’ Consideration Spreadsheet” has the meaning assigned to such term in Section 6.5(c). “Sellers’ Representative” has the meaning assigned to such term in the Preamble to the Agreement. “Sellers’ Representative Engagement Agreement” has the meaning assigned to such term in Section 10.1(f). “Sellers’ Representative Expenses” has the meaning assigned to such term in Section 10.1(e). “Sellers’ Representative Group” has the meaning assigned to such term in Section 10.1(e). “Sellers’ Tax Withholding Spreadsheet” has the meaning assigned to such term in Section 6.5(c)(ii)(E). “Series A Shares” means, collectively, the compulsorily convertible preference shares in the capital of the Company issued pursuant to the terms of Regulation 6A of the Constitution of the Company. “Series B Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6B of the Constitution of the Company. “Series C Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6C of the Constitution of the Company. “Series D Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6D of the Constitution of the Company. “Series Deeds” means, collectively, (a) the October 2011 Subscription Agreement (as such term is defined in the Existing Shareholders’ Agreement), (b) the November 2011 Subscription Agreement (as such term is defined in the Existing Shareholders’ Agreement), (c) the January 2012 Subscription Deed A-14

(as such term is defined in the Existing Shareholders’ Agreement), (d) the March 2012 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (e) the August 2012 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (f) the June 2013 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (g) the September 2013 Supplemental Agreement (as such term is defined in the Existing Shareholders’ Agreement), (h) the October 2013 Supplemental Agreement (as such term is defined in the Existing Shareholders’ Agreement), (i) the April 2014 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (j) the June 2014 Investment Deed (as such term is defined in the Existing Shareholders’ Agreement), (k) the July 2014 Investment Deed (as such term is defined in the Existing Shareholders’ Agreement), (l) the December 3, 2014 Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (m) the Series G Supplemental Deed (as such term is defined in the Existing Shareholders’ Agreement), (n) the Series H Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (o) the Series H Supplemental Deed (as such term is defined in the Existing Shareholders’ Agreement), (p) the Series I Subscription Deed (as such term is defined in the Existing Shareholders’ Agreement), (q) the Supplemental Agreement, dated July 8, 2013, by and between Tiger Global International II Holdings, Intervision (Services) Holdings BV, Accel Growth FII (Mauritius) LTD and the Company and (r) the Investment Deed, dated October 15, 2014, by and among the Company, Next Generation Payments Private Limited and Mr. Sourabh Jain. “Series E Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6E of the Constitution of the Company. “Series F Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6F of the Constitution of the Company. “Series G Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6G of the Constitution of the Company. “Series H Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6H of the Constitution of the Company. “Series I Shares” means, collectively, the preference shares in the capital of the Company issued pursuant to the terms of Regulation 6I of the Constitution of the Company. “Series I Warrants” has the meaning assigned to such term in the Constitution of the Company. “Share Issuance” has the meaning assigned to such term in the Recitals to the Agreement. “Share Issuance Agreement” has the meaning assigned to such term in the Recitals to the Agreement. “Side Letter” means that certain letter agreement dated as of September 20, 2017, among Aceville Pte. Ltd., Microsoft Global Finance, eBay Singapore Services Private Limited, SVF Holdings (Jersey) L.P. and the Company. “Singapore Stamp Duty” means stamp duty charged in accordance with the Stamp Duties Act, Chapter 312, of Singapore. “Small Shareholder” means any Seller that holds: (a) less than 5% of the voting power of each of the Acquired Companies; (b) less than 5% of the share capital in each of the Acquired Companies; and (c) less than 5% of the interests in each of the Acquired Companies. A-15

“Specified Exchange Rate” means, for the purpose of translating an amount denominated in a currency other than dollars into dollars, the average daily exchange rate between such currency and dollars for the five consecutive Business Days immediately preceding the Closing Date, as such exchange rates are reported on the Financial Times website at FT.com. “Specified Seller” means MIH B2C Holdings B.V. “Specified Tax Proceeding” means any Legal Proceeding identified on Part 2.14(c) or Part 2.19(a)-1 of the Company Disclosure Schedule (including any appeal with respect to such Legal Proceeding): (a) that was commenced against an Acquired Company by a Taxing Authority and involves the assertion by such Taxing Authority of a failure by such Acquired Company to comply with any Tax Legal Requirement; and (b) for which a reserve has been established on the Most Recent Balance Sheet (as such term is defined in the Share Issuance Agreement) in accordance with IFRS. “Specified Warrant Cancelation Payment Amount” has the meaning assigned to such term in the Share Issuance Agreement. “Stipulated Amount” has the meaning assigned to such term in Section 9.6(e). An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting, beneficial or ownership interests in such Entity. “Tax” includes all forms of taxation and statutory, governmental, supra-governmental, supranational, state, principal, local government or municipal impositions, duties, contributions, charges and levies, whenever imposed, and all penalties, charges, surcharges, costs, expenses and interest relating thereto, including: (a) income, gross receipts, net proceeds, profits, corporation, turnover, excise, real property, personal property (tangible and intangible), stamp duty, sales, use, leasing, license, registration, transfer, franchise, payroll, social security, occupational, premium, employment, unemployment, severance, disability, transfer pricing, value added, escheat, ad valorem, environmental, capital stock, capital duty, estimated, gains, wealth, welfare, and any deductions or withholdings or other similar taxes (including any duty, fee, assessment, impost or other charge in the nature of or in lieu of any tax); (b) all penalties, charges, surcharges, costs, expenses and interest relating thereto; and (c) any liability for the payment of amounts described in clauses “(a)” and “(b)” above as a result of any Tax sharing, Tax indemnity or Tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person whether by contract or otherwise, regardless of whether any such taxes, impositions, duties, contributions, charges and levies are chargeable directly or primarily against or attributable directly or primarily to any Acquired Company (including taxes imposed on the Company as a transferee or successor, or by reason of Contract, assumption, operation of Legal Requirement or otherwise) or any other Person and regardless of whether any amount in respect of any of them is recoverable from any other Person. “Tax Deposit” has the meaning assigned to such term in paragraph 5.2 of Schedule 10. “Tax Deposit Period” has the meaning assigned to such term in paragraph 5.2 of Schedule 10. “Tax Return” means any return (including any information return), report, statement, declaration, self-assessment, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental A-16

Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Legal Requirement relating to any Tax. “Taxing Authority” means, with respect to any Tax, any Governmental Entity or political subdivision thereof that is competent to impose, administer, levy or assess such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity or subdivision, including any governmental or quasi-Governmental Entity or agency that is competent to impose, administer, levy or assess, or is charged with collecting, social security or similar charges or premiums. “Threshold Amount” has the meaning assigned to such term in Section 9.3(a). “Trade Secrets” means trade secrets (as defined by applicable law) and confidential information, including all source code, documentation, know how, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information. “Trademarks” means trademarks, service marks, trade names, trade dress, logos, corporate names, rights in business and get-up and other source or business identifiers (in each case whether or not registered) and any registrations, applications, renewals and extensions of each of the foregoing and all goodwill associated with each of the foregoing. “Transaction Bonus” means any cash severance compensation, bonus, incentive or benefit paid or payable by or on behalf of any Acquired Company to any Company Employee or any other Person in connection with any of the Contemplated Transactions (for clarity, excluding any “double-trigger” obligations). “Transaction Bonus Amount” means an amount denominated in dollars (determined using the Specified Exchange Rate, as applicable) equal to the aggregate amount of all Transaction Bonuses paid or payable. “Transaction Documents” means, collectively, the Agreement, the Share Issuance Agreement, the Sellers’ Consideration Spreadsheet and each other agreement, certificate or document referred to in the Agreement or to be executed in connection with any of the Contemplated Transactions. “Transaction-Related Confidential Information” means the terms of the Agreement and the other Transaction Documents, and all information relating to the discussions and negotiations among any of the Sellers, the Acquired Companies, Purchaser and their respective Representatives in connection with the Contemplated Transactions. “Transaction Tax” means: (a) any Tax (including minimum alternate tax, surcharge, cess) levied, imposed, claimed or assessed under the IT Act, in respect of the Secondary Share Purchase (including any Tax resulting from any change in any applicable Legal Requirement or any retrospective amendment to any applicable Legal Requirement), which is levied upon or recoverable from any the Indemnitees and/or any of the Acquired Companies as a payer and/or in its capacity as an agent or a representative assessee (as defined in the IT Act) of any Seller or otherwise under the Agreement; and (b) any penalty or interest imposed with respect to any amount described in clause “(a)” above. “Transaction Tax Claim” means any enquiry, notice, demand, assessment, claim, discussion or other written communication from any Taxing Authority related to any Transaction Tax that is or may be levied against any of the Indemnitees or any of the Acquired Companies by any Taxing Authority, including all claims or demands for any deposit, interest, penalty, interim payment, advance payment or A-17 issuance of security or bank guarantee for payment of any such claim, regardless of whether such claim or demand arises out of any Order, whether interim or final, and regardless of any further right of appeal against such an Order, including any claim arising pursuant to any Transaction Tax Proceeding. “Transaction Tax Indemnifying Notice” has the meaning assigned to such term in paragraph 2 of Schedule 10. “Transaction Tax Proceeding” means any notice, show cause notice, inquiry, writ, suit, recovery proceeding, demand, claim, notice, representative assessee related proceeding, assessment proceeding, tax deduction at source related proceeding, re-assessment proceeding, interest related proceeding, penalty related proceeding, rectification, stay of demand related proceeding, appeal (at any level) or any other similar or incidental action related to any Transaction Tax arising out of or relating to the Secondary Share Purchase and/or payment for any Purchased Share. “TRC Residual Period” has the meaning assigned to such term in Section 4.10. “Uncapped Matters” has the meaning assigned to such term in Section 9.3(d)(i). “Unresolved §9.2(a) Claim” means, at any time, any §9.2(a) Claim that has been asserted by any Indemnitee against the Sellers, but which has not been fully and finally resolved as of such time in accordance with Section 9.6. Any such claim shall be deemed for all purposes of the Agreement to remain unresolved until all amounts owing to such Indemnitee with respect to such claim, as determined pursuant to Section 9.6, are paid in full. “Unresolved §9.2(a) Claim Retained Amount” has the meaning assigned to such term in Section 9.6(h)(i). “Unresolved §9.2(b) Claim” means, at any time, any §9.2(b) Claim that has been asserted by any Indemnitee against any Seller, but which has not been fully and finally resolved as of such time in accordance with Section 9.6. Any such claim shall be deemed for all purposes of the Agreement to remain unresolved until all amounts owing to such Indemnitee with respect to such claim, as determined pursuant to Section 9.6, are paid in full. “Unresolved §9.2(b) Claim Retained Amount” has the meaning assigned to such term in Section 9.6(h)(i). “Withholding Tax Indemnity” has the meaning assigned to such term in Schedule 10. “Working Sheet E” means the Working Sheet E (For Transfer Shares) prescribed by the Inland Revenue Authority of Singapore. A-18